                    Supplement, dated March 25, 2009 to the
          Statement of Additional Information, dated May 1, 2008, of
                     Seligman Income and Growth Fund, Inc.
                                 (the "Fund")

Effective March 25, 2009, this supplement to the Statement of Additional Information ("SAI") supersedes and replaces the supplement to the SAI dated November 25, 2008. Effective immediately, Jamie Jackson no longer serves as a portfolio manager for the Fund. Other than changes to the information under the caption "Portfolio Managers", the changes set forth herein are substantially identical to those set forth in the supplement dated November 25, 2008.

On November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments"), a wholly owned subsidiary of Ameriprise Financial, Inc., announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated. With the Acquisition completed and shareholders of the Fund having previously approved (at a Special Meeting held on November 3, 2008) a new investment management services agreement between the Fund and RiverSource Investments, RiverSource Investments is the new investment manager of the Fund effective November 7, 2008. This change also results in modification to the investment process used for the Fund. The foregoing changes are reflected in a Supplement to the Fund's prospectuses dated November 7, 2008.

Effective November 7, 2008, the following changes are hereby made to the Fund's SAI. Capitalized terms used but not defined in this Supplement shall have the meanings given to such terms in the Fund's SAI.

The following information is added under the caption "Fund History":

As of November 7, 2008, the Fund is part of the RiverSource complex of funds. The RiverSource complex of funds includes a comprehensive array of funds managed by RiverSource Investments, LLC ("RiverSource Investments") including the Fund and the other Seligman Mutual Funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments ("Threadneedle"), to expand the array of funds offered in the RiverSource complex. RiverSource funds, RiverSource Partners funds and Threadneedle funds share the same Board of Directors/Trustees (the Board) and the same policies and procedures. Although the Seligman funds share the same Board, they do not currently have the same policies and procedures, as set forth in the Fund's prospectus, and may not be exchanged for shares of the RiverSource funds, RiverSource Partners funds or Threadneedle funds.

The paragraph under the caption "Description of the Fund and Its Investments and Risks - Investment Strategies and Risks - Options and Other Derivatives" is hereby superseded and replaced with the following:

Options and Other Derivatives. The investment manager may invest in derivatives instruments for hedging, cash management or investment purposes. Generally, derivatives may be employed when the investment manager believes they will provide an effective means of managing risk or portfolio characteristics. The Fund is permitted to purchase put options, call options, put spreads, call spreads and collars, and to sell covered call options (i.e., where the Fund owns the underlying security) and covered put options (i.e., where the Fund maintains the cash or collateral to cover the obligation created by the put). The Fund may also use treasury futures, securities index futures, interest rate futures, currency futures and options thereon and swap agreements. To the extent the Fund engages in the derivatives described below, there can be no assurance that such derivatives will achieve their intended benefits, and the Fund may lose money as a result of such use.

The information under the captions "Description of the Fund and Its Investments and Risks - Investment Strategies and Risks - Interest Rate Futures," " - Currency Futures," and " - Options on Interest Rate Futures and Currency Futures" is hereby superseded and replaced with the following information:

Futures Contracts. The Fund may utilize interest rate futures, currency futures, treasury futures and index futures. Futures contracts, which trade on a securities exchange, are standardized as to quantity, delivery date and settlement conditions, including specific securities acceptable for delivery against the futures contract. An interest rate futures contract is an agreement to buy or sell a debt security at a specific date in the future. A currency futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency at a future date at a price set at the time of the contract. A treasury futures contract is an agreement to buy or sell a specified amount of a specific security issued by the U.S. Treasury for a specified price at a designated date and time in the future. In the case of index futures, settlement is made in cash based on the value of a specified underlying index. More commonly, futures contracts are closed out prior to expiration by an offsetting purchase or sale. Since the counterparty to every futures contact is a securities exchange, offsetting transactions are netted to close out positions. The Fund may incur a loss if the closing transaction occurs at an unfavorable price as compared with that of the opening trade (including transaction costs). There can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the position, including the maintenance of margins, which could result in the Fund incurring substantial losses.

Margin deposits must be made at the time a futures contract position is acquired. The Fund is required to deposit in a segregated account, typically with its custodian, in the name of the futures broker through whom the transaction was effected, "initial margin" consisting of cash and/or other appropriate liquid assets in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Initial margin on futures contracts is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Fund may be required by a securities exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

Subsequent "variation margin" payments are made daily to and from the futures broker as the value of the futures position varies, a process known as "marking-to-market." When the Fund purchases or sells a futures contract, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous. Purchasers and sellers of futures positions can enter into offsetting closing transactions by selling or purchasing, respectively, an instrument identical to the instrument held or written. Under certain circumstances, exchanges upon which futures contracts trade may establish daily limits on the amount that the price of a future contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

If the Fund were unable to liquidate a futures contract position, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position. In addition, the Fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the futures contract or to designate liquid assets on its books and records.

Certain characteristics of the futures markets might increase the risk that movements in the prices of futures contracts might not correlate perfectly with movements in the prices of the investments being hedged. For example, all participants in the futures contracts markets are subject to daily variation margin calls and might be compelled to liquidate futures contracts positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, since initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of large traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

Interest rate futures contracts (and options on such contracts) are traded in an auction environment on the floors of several exchanges - principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Fund would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership. The Fund may invest in futures contracts traded on US and non-US exchanges.

At the maturity of a futures contract, the Fund may either accept or make delivery of the currency or security specified in the contract or, prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract. The Fund will only enter into a futures contract if it is expected that the Fund will readily be able to close out such contract. There can, however, be no assurance that it will be able to do so in any particular case, in which case the Fund may suffer losses in the event of adverse price movements.

The Fund may, for example, use currency futures to hedge the currency exposure of non-US dollar denominated debt instrument holdings, or for investment purposes to take an interest rate view based on currency valuations.

Options on Futures. The Fund may utilize options on interest rate futures, currency futures, treasury futures and index futures (collectively, "options on futures"). Options on futures are effectively options on the asset or index that underlies a futures contract. A call option on a futures contract gives the holder the right to enter into a long futures contract at a fixed futures price. A put option on a futures contract gives the holder the right to enter into a short futures contract at a fixed futures price.

Purchasers and sellers of options on futures can enter into offsetting closing transactions by selling or purchasing, respectively, an offsetting option on the same futures contract. There is also risk that the Fund may have difficulty in closing out positions in options on futures. Although the Fund intends to close out any positions on a securities market, there can be no assurance that such a market will exist for a particular contract at a particular time.

Under certain circumstances, exchanges upon which futures are traded may establish daily limits on the amount that the price of an option on a futures contract can vary from the previous day's settlement price. Once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions held by the Fund.

Options on futures held by the Fund, to the extent not exercised, will expire and the Fund would experience a loss to the extent of any premium paid for the option. If the Fund were unable to liquidate an option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position.

Certain characteristics of the futures market might increase the risk that movements in the prices of options on futures contracts might not correlate perfectly with movements in the prices of any exposure being hedged. For example, all participants in the options on futures markets are subject to daily variation margin calls and might be compelled to liquidate options on futures positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

The first sentence under the caption "Description of the Fund and its Investments and Risks - Investment Strategies and Risks - Equity-Linked Securities" is hereby replaced with the following:

The Fund may invest up to 10% of its assets in equity-linked securities (each, an "ELS") as part of its overall investment strategy.

The information under the caption "Management of the Fund - Management Information" is hereby superseded and replaced with the following information:

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

On November 7, 2008, RiverSource Investments, a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise") announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"), 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously elected (at a Special Meeting held on November 3, 2008) ten new directors (collectively, the "New Board Members"), the New Board Members took office on November 7, 2008. The New Board Members are: Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott. Messrs. Leroy C. Richie and John
F. Maher, who were members of the Board prior to November 7, 2008, will continue to serve on the Board after the Acquisition, which would result in an overall increase from ten directors to 12 directors.

Messrs. Leroy C. Richie and John F. Maher, who were members of the Board prior to November 7, 2008, will continue to serve on the Board after the Acquisition, which would result in an overall increase from ten directors to 12 directors.

Information with respect to the members of the Board is shown below. Each member oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman Funds and 104 RiverSource Funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

Independent Board Members

                       Position with Fund and   Principal Occupation
Name, Address, Age     Length of Time Served    During Last Five Years     Other Directorships     Committee Memberships
------------------     ----------------------  ------------------------- ------------------------- ----------------------

Kathleen Blatz          Board member since     Attorney; Chief Justice,  None                      Board Governance,
901 S. Marquette Ave.    November 7, 2008      Minnesota Supreme                                   Compliance,
Minneapolis, MN 55402                          Court, 1998-2006                                    Investment Review,
Age 54                                                                                             Joint Audit

Arne H. Carlson         Board member since     Chair, RiverSource        None                      Board Governance,
901 S. Marquette Ave.    November 7, 2008      Funds, 1999-2006;                                   Compliance,
Minneapolis, MN 55402                          former Governor of                                  Contracts, Executive,
Age 73                                         Minnesota                                           Investment Review

Pamela G. Carlton       Board member since     President, Springboard-   None                      Distribution,
901 S. Marquette Ave.    November 7, 2008      Partners in Cross                                   Investment Review,
Minneapolis, MN 55402                          Cultural Leadership                                 Joint Audit
Age 53                                         (consulting
                                               company)

Patricia M. Flynn       Board member since     Trustee Professor of      None                      Board Governance,
901 S. Marquette Ave.    November 7, 2008      Economics and                                       Contracts, Investment
Minneapolis, MN 55402                          Management, Bentley                                 Review
Age 57                                         College; Former Dean,
                                               McCallum Graduate
                                               School of Business,
                                               Bentley College

Anne P. Jones           Board member since     Attorney and              None                      Board Governance,
901 S. Marquette Ave.    November 7, 2008      Consultant                                          Compliance,
Minneapolis, MN 55402                                                                              Executive, Investment
Age 73                                                                                             Review, Joint Audit

Jeffrey Laikind, CFA    Board member since     Former Managing           American Progressive      Distribution,
901 S. Marquette Ave.    November 7, 2008      Director, Shikiar Asset   Insurance                 Investment Review,
Minneapolis, MN 55402                          Management                                          Joint Audit
Age 72

Stephen R. Lewis, Jr.   Board member since     President Emeritus and    Valmont Industries, Inc.  Board Governance,
901 S. Marquette Ave.    November 7, 2008      Professor of              (manufactures irrigation  Compliance,
Minneapolis, MN 55402                          Economics, Carleton       systems)                  Contracts, Executive,
Age 69                                         College                                             Investment Review

Independent Board Members

                        Position with Fund and    Principal Occupation
Name, Address, Age      Length of Time Served     During Last Five Years      Other Directorships      Committee Memberships
------------------      ----------------------  --------------------------- ------------------------- -------------------------
John F. Maher            Board member since     Retired President and       None                      Distribution, Investment
901 S. Marquette Ave.           2006            Chief Executive Officer                               Review, Joint Audit
Minneapolis, MN 55402                           and former Director,
Age 64                                          Great Western Financial
                                                Corporation (bank
                                                holding company) and
                                                its principal subsidiary,
                                                Great Western Bank
                                                (federal savings bank)

Catherine James Paglia   Board member since     Director, Enterprise        None                      Compliance,
901 S. Marquette Ave.     November 7, 2008      Asset Management, Inc.                                Contracts,
Minneapolis, MN 55402                           (private real estate and                              Distribution,
Age 55                                          asset management                                      Executive, Investment
                                                company)                                              Review

Leroy C. Richie          Board member since     Counsel, Lewis &            Lead Outside Director,    Contracts, Distribution,
901 S. Marquette Ave.           2000            Munday, P.C. (law           Digital Ally, Inc.        Investment Review
Minneapolis, MN 55402                           firm); Director,            (digital imaging); and
Age 66                                          Vibration Control           Infinity, Inc. (oil and
                                                Technologies, LLC           gas exploration and
                                                (auto vibration             production); Director,
                                                technology); Director       OGE Energy Corp.
                                                and Chairman,               (energy and energy
                                                Highland Park               services provider
                                                Michigan Economic           offering physical
                                                Development Corp; and       delivery and related
                                                Chairman, Detroit           services for both
                                                Public Schools              electricity and natural
                                                Foundation. Formerly,       gas).
                                                Chairman and Chief
                                                Executive Officer, Q
                                                Standards Worldwide,
                                                Inc. (library of technical
                                                standards); Director,
                                                Kerr-McGee
                                                Corporation (diversified
                                                energy and chemical
                                                company); Trustee,
                                                New York University
                                                Law Center Foundation;
                                                Vice Chairman, Detroit
                                                Medical Center and
                                                Detroit Economic
                                                Growth Corp.

Alison Taunton-Rigby     Board member since     Chief Executive Officer     Idera Pharmaceuticals,    Contracts,
901 S. Marquette Ave.     November 7, 2008      and Director,               Inc. (biotechnology);     Distribution,
Minneapolis, MN 55402                           RiboNovix, Inc. since       Healthways, Inc. (health  Executive, Investment
Age 64                                          2003 (biotechnology);       management programs)      Review
                                                former President,
                                                Forester Biotech

Board Member Affiliated With RiverSource Investments*

                       Position with Fund and   Principal Occupation
Name, Address, Age     Length of Time Served    During Last Five Years   Other Directorships  Committee Memberships
------------------     ----------------------  ------------------------- -------------------  ---------------------
William F. Truscott      Board member and      President - U.S. Asset           None           Investment Review
53600 Ameriprise       Vice President since    Management and Chief
Financial Center               2008            Investment Officer,
Minneapolis, MN 55474                          Ameriprise Financial,
Age 47                                         Inc. and President,
                                               Chairman of the Board
                                               and Chief Investment
                                               Officer, RiverSource
                                               Investments, LLC since
                                               2005; Director,
                                               President and Chief
                                               Executive Officer,
                                               Ameriprise Certificate
                                               Company and;
                                               Chairman of the Board,
                                               Chief Executive Officer
                                               and President,
                                               RiverSource
                                               Distributors, Inc. since
                                               2006; Senior Vice
                                               President - Chief
                                               Investment Officer,
                                               Ameriprise Financial,
                                               Inc.; and Chairman of
                                               the Board and Chief
                                               Investment Officer,
                                               RiverSource
                                               Investments, LLC,
                                               2001-2005

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the other officers are:

Fund Officers

                                        Position held
                                       with the Fund and                          Principal occupation
Name, address, age                     length of service                         during past five years
------------------                ---------------------------- ------------------------------------------------------------
Patrick T. Bannigan               President since November 7,  Director and Senior Vice President - Asset Management,
172 Ameriprise Financial Center   2008                         Products and Marketing, RiverSource Investments, LLC and;
Minneapolis, MN 55474                                          Director and Vice President - Asset Management, Products
Age 42                                                         and Marketing, RiverSource Distributors, Inc. since 2006;
                                                               Managing Director and Global Head of Product, Morgan
                                                               Stanley Investment Management, 2004-2006; President,
                                                               Touchstone Investments, 2002-2004

Michelle M. Keeley                Vice President since         Executive Vice President - Equity and Fixed Income,
172 Ameriprise Financial Center   November 7, 2008             Ameriprise Financial, Inc. and RiverSource Investments, LLC
Minneapolis, MN 55474                                          since 2006; Vice President - Investments, Ameriprise
Age 44                                                         Certificate Company since 2003; Senior Vice President -
                                                               Fixed Income, Ameriprise Financial, Inc., 2002-2006 and
                                                               RiverSource Investments, LLC, 2004-2006

Amy K. Johnson                    Vice President since         Vice President - Asset Management and Trust Company
5228 Ameriprise Financial Center  November 7, 2008             Services, RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                                          President - Operations and Compliance, RiverSource
Age 42                                                         Investments, LLC, 2004-2006; Director of Product
                                                               Development - Mutual Funds, Ameriprise Financial, Inc.,
                                                               2001-2004

Scott R. Plummer                  Vice President, General      Vice President and Chief Counsel - Asset Management,
5228 Ameriprise Financial Center  Counsel and                  Ameriprise Financial, Inc. since 2005; Chief Counsel,
Minneapolis, MN 55474             Secretary since November 7,  RiverSource Distributors, Inc. and Chief Legal Officer and
Age 49                            2008                         Assistant Secretary, RiverSource Investments, LLC since
                                                               2006; Vice President, General Counsel and Secretary,
                                                               Ameriprise Certificate Company since 2005; Vice President -
                                                               Asset Management Compliance, Ameriprise Financial, Inc.,
                                                               2004-2005; Senior Vice President and Chief Compliance
                                                               Officer, USBancorp Asset Management, 2002-2004

Fund Officers

                                        Position held
                                       with the Fund and                            Principal occupation
Name, address, age                     length of service                           during past five years
------------------              -------------------------------- ------------------------------------------------------------
Lawrence P. Vogel 100 Park      Treasurer since 2000             Treasurer, RiverSource Investments, LLC (J. & W. Seligman
Avenue, New York, NY 10017                                       & Co. Incorporated prior to Nov. 2008), of each of the
Age 51                                                           investment companies of the Seligman Group of Funds since
                                                                 2000; and Treasurer, Seligman Data Corp. since 2000. Senior
                                                                 Vice President, Investment Companies, J. & W. Seligman &
                                                                 Co. Incorporated of each of the investment companies of the
                                                                 Seligman group of funds 1992 to 2008.
Eleanor T.M. Hoagland 100 Park  Chief Compliance Officer since   Chief Compliance Officer, RiverSource Investments, LLC (J.
Avenue, New York, NY 10017      2004; Money Laundering           & W. Seligman & Co. Incorporated prior to Nov. 2008), for
Age 56                          Prevention Officer and Identity  each of the investment companies of the Seligman group of
                                Theft Prevention Officer since   funds since 2004; Money Laundering Prevention Officer and
                                2008.                            Identity Theft Prevention Officer, RiverSource Investments,
                                                                 LLC for each of the investment companies of the Seligman
                                                                 group of funds since November 2008. Managing Director, J.
                                                                 & W. Seligman & Co. Incorporated and Vice-President for
                                                                 each of the investment companies of the Seligman group of
                                                                 funds 2004 to 2008.

As of November 7, 2008, the Board has organized the following committees (accordingly, no committee meetings have been held prior to such date):

Board Governance Committee. Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board's performance. The committee also reviews candidates for Board membership including candidates recommended by shareholders. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the chairperson of the Board in relation to furthering the interests of the Fund and their shareholders on external matters.

Compliance Committee. This committee supports the Fund's maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Fund or its key service providers; developing and implementing, in coordination with the Fund's Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Fund's CCO to meet with independent Board members on a regular basis to discuss compliance matters.

Contracts Committee. This committee reviews and oversees the contractual relationships with service providers and receives and analyzes reports covering the level and quality of services provided under contracts with the Fund. It also advises the Board regarding actions taken on these contracts during the annual review process.

Distribution Committee. This committee reviews and supports product development, marketing, sales activity and practices related to the Fund, and reports to the Board as appropriate.

Executive Committee. This committee acts for the Board between meetings of the Board.

Investment Review Committee. This committee reviews and oversees the management of the Fund's assets and considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board.

Joint Audit Committee. This committee oversees the accounting and financial reporting processes of the Fund and internal controls over financial reporting and oversees the quality and integrity of the Fund's financial statements and independent audits as well as the Fund's compliance with legal and regulatory requirements relating to the Fund's accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Fund's independent auditor and reviews and evaluates the qualifications, independence and performance of the auditor.

The information under the caption "Management of the Fund - Beneficial Ownership" is hereby superseded and replaced with the following information:

The Directors beneficially owned shares in the Fund and the RiverSource complex of funds (which includes the Seligman Funds) as follows (information as of June 30, 2008 unless otherwise indicated):

                                                           Aggregate Dollar Range of Shares
                          Dollar Range of Shares Owned By     Owned by Director in the
Name                           Director in the Fund         RiverSource Complex of Funds*
----                      -------------------------------  --------------------------------
                            INDEPENDENT BOARD MEMBERS
Kathleen Blatz...........             None                          Over $100,000
Arne H. Carlson..........             None                          Over $100,000
Pamela G, Carlton........             None                           $1-$10,000
Patricia M. Flynn........             None                         Over $100,000**
Anne P. Jones............             None                          Over $100,000
Jeffrey Laikind..........             None                          Over $100,000
Stephen R. Lewis, Jr.....             None                         Over $100,000**
John F. Maher............          $1-$10,000                       Over $100,000
Catherine James Paglia...             None                         Over $100,000**
Leroy C. Richie..........          $1-$10,000                       Over $100,000
Alison Taunton-Rigby.....             None                          Over $100,000
                            AFFILIATED BOARD MEMBERS
William F. Truscott......             None                          Over $100,000

* Each new Board Member, other than Ms. Flynn, owns between $1 and $10,000 of shares in the Seligman Funds. Ms. Flynn owns between $10,001 and $50,000 of shares in the Seligman Funds. Each New Board Member acquired their shares in the Seligman Funds after June 30, 2008. Neither of Messrs. Maher or Richie owns any shares of the RiverSource Funds.

** Total includes deferred compensation invested in share equivalents.

The following information is added to the table under the caption "Management of the Fund - Compensation":

None of the New Board Members received any compensation from the Fund prior to their election to the Board.

The information beneath the compensation table under the caption "Management of the Fund - Compensation" is hereby superseded and replaced with the following information:

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chair of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals' advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Chair, the independent Board members take into account, among other things, the Chair's significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the Fund's Chief Compliance Officer, Counsel to the independent Board members, and the Funds' service providers) which result in a significantly greater time commitment required of the Board Chair. The Chair's compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members.

The independent Board members are paid an annual retainer of $95,000. Committee and sub- committee Chairs each receive an additional annual retainer of $5,000. In addition, independent Board members are paid the following fees for attending Board and committee meetings: $5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special telephonic meetings. The Board's Chair will receive total annual cash compensation of $400,000.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the "Deferred Plan"). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if they had been invested in shares of one or more RiverSource funds and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on Fund assets and liabilities.

The information under the caption "Management of the Fund - Code of Ethics" is hereby superseded and replaced with the following information:

The funds in the RiverSource complex of funds (which includes the Seligman Funds), RiverSource Investments, the investment manager for the Seligman Funds, and Seligman Advisors, the distributor for the Seligman Funds, have each adopted a Code of Ethics (collectively, the "Codes") and related procedures reasonably designed to prevent violations of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the 1940 Act. The Codes contain provisions reasonably necessary to prevent a fund's access persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1, which indicates that it is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a fund (i) to employ any device, scheme or artifice to defraud a fund; (ii) to make any untrue statement of a material fact to a fund or omit to state a material fact necessary in order to make the statements made to a fund, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a fund; or (iv) to engage in any manipulative practice with respect to a fund. The Codes prohibit affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the fund.

All references to "Seligman" under the caption "Management of the Fund - Proxy Voting Policies" are hereby replaced with "RiverSource Investments." In addition, the following information is added as the first full paragraph under that caption:

The following are interim proxy voting policies, procedures and guidelines that apply only to the Fund and the other Seligman Funds. The Seligman Funds will adopt the same proxy voting policies, procedures and guidelines as the other funds managed by RiverSource Investments in 2009.

The seventh and eight paragraphs under the caption "Management of the Fund - Proxy Voting Policies" are hereby superseded and replaced with the following:

Deviations from Guidelines and Special Situations. RiverSource Investments recognizes that it may not always be in the best interest of the shareholders of the Fund to vote in accordance with the Guidelines on a particular issue. In such circumstances, RiverSource Investments may request permission from the Board to deviate from the Guidelines. The Board must approve any deviation from the Guidelines, and similarly, must approve the voting decision for proposals of a unique nature requiring a case-by-case analysis.

In making requests to the Board regarding deviations from the Guidelines or proposals requiring a case-by-case analysis, RiverSource Investments may rely on views of the management of a portfolio company, the views of its own investment professionals and information obtained from an independent research firm.

The second item under the caption "Management of the Fund - Proxy Voting Policies - Guidelines Summary" is hereby superseded and replaced with the following;

2. RiverSource Investments generally opposes, and supports the elimination of, anti-takeover proposals, including those relating to classified Boards, supermajority votes, issuance of blank check preferred and establishment of classes with disparate voting rights. However, RiverSource Investments will vote in support of proposals to adopt poison pills.

The first three paragraphs under the caption "Investment Advisory and Other Services - Investment Manager" are hereby superseded and replaced with the following:

With the completion of the Acquisition of Seligman by RiverSource Investments and with shareholders having previously approved (at a Special Meeting held on November 3, 2008) a new investment management services agreement between the Fund and RiverSource Investments (the "Management Agreement"), RiverSource Investments is the new investment manager effective November 7, 2008.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial. Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Effective November 7, 2008, the Fund will pay RiverSource Investments a fee for managing its assets. The fee paid to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008.

The information contained under the caption "Portfolio Managers" is superseded and replaced with the following:

For the purposes of this discussion, each member of the portfolio team is referred to as a "portfolio manager." The following table sets forth certain additional information from that discussed in the Prospectuses with respect to the portfolio managers of the Fund. Unless noted otherwise, all information is provided as of September 30, 2008.

Other Accounts Managed by Portfolio Managers. Table A below identifies, for each of the portfolio managers, the number of accounts managed (other than the Fund) and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. Table B identifies, for the portfolio managers, as applicable, only those accounts that have an advisory fee based on the performance of the account. For purposes of the tables below, each series or portfolio of a registered investment company is treated as a separate registered investment company.

Table A

                           Registered Investment        Other Pooled Investment
Portfolio Manager                Companies                     Vehicles                   Other Accounts
-----------------      ------------------------------- -------------------------- -------------------------------

Warren Spitz/(1)/      12 Registered Investment        2 Other Pooled Investment  8 Other Accounts* with
                       Companies with                  Vehicles with              approximately $441 million in
Steve Schroll/(1)/     approximately $14.6             approximately $27.6        net assets under
                       billion in net assets           million in net assets      management.
Laton Spahr/(1)/       under management.               under management.

Paul Stocking/(1)/

Tom Murphy/(2)/        8 Registered Investment         2 Other Pooled Investment  14 Other Accounts with
                       Companies with                  Vehicles with              approximately $10.2 billion in
                       approximately $10               approximately $871         net assets under
                       billion in net assets           million in net assets      management.
                       under management.               under management.

Scott Schroepfer/(2)/  5 Registered Investment         None                       None
                       Companies with
                       approximately $2.1
                       billion in net assets
                       under management.

Todd White /(2) (3)/   12 Registered Investment        5 Other Pooled Investment  40 Other Accounts with
                       Companies with                  Vehicles with              approximately $16.0 billion in
                       approximately $10.6 billion in  approximately $1.7         net assets under
                       net assets under management.    billion in net assets      management.
                                                       under management

* Reflects each wrap program strategy as a single client, rather than counting each participant in the program as a separate client.

Table B

                           Registered Investment       Other Pooled Investment
Portfolio Manager                Companies                    Vehicles                 Other Accounts
-----------------      ------------------------------- -----------------------  -----------------------------

Warren Spitz/(1)/      6 Registered Investment                  None            None
                       Companies with
Steve Schroll/(1)/     approximately $12.8
                       billion in total assets
Laton Spahr/(1)/       under management.

Paul Stocking/(1)/

Tom Murphy/(2)/        3 Registered Investment                  None            None
                       Companies with
                       approximately $1.26
                       billion in net assets
                       under management.

Scott Schroepfer/(2)/  None                                     None            None

Todd White /(2) (3)/   3 Registered Investment                  None            1 Other Account with
                       Companies with                                           approximately $113.3 million
                       approximately $1.01 billion in                           in total assets under
                       total assets under                                       management.
                       management.

(1) Equity portfolio manager.

(2) Fixed income portfolio manager.

(3) Information provided as of January 31, 2009

Compensation/Material Conflicts of Interest. Set forth below is an explanation of the structure of, and method(s) used to determine portfolio manager compensation. Also set forth below is an explanation of material conflicts of interest that may arise between a portfolio manager's management of the Fund's investments and investments in other accounts.

Compensation:

Portfolio manager compensation is typically comprised of (i) a base salary,
(ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and may include (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on the performance of the accounts managed by the portfolio management team, which might include mutual funds, wrap accounts, institutional portfolios and hedge funds. Funding for the bonus pool for the equity portfolio managers is determined by a percentage of the aggregate assets under management in the accounts managed by the portfolio managers, including the fund, and by the short term (typically one-year) and long-term (typically three-year) performance of those accounts in relation to the relevant peer group universe. Once performance fees become payable, funding for the bonus pool for certain registered investment company and institutional accounts managed by the equity team of portfolio managers will be determined by a percentage of the performance fees earned on these accounts. Funding for the bonus pool for the fixed income portfolio managers is determined by the aggregate market competitive bonus targets for the team and by the short-term (typically one-year) and long-term (typically three-year) performance of those accounts in relation to applicable benchmarks or the relevant peer group universe. With respect to hedge funds and separately managed accounts that follow a hedge fund mandate, funding for the bonus pool is a percentage of performance fees earned on the hedge funds or accounts managed by the portfolio managers.

Senior management of RiverSource Investments has the discretion to increase or decrease the size of the part of the bonus pool and to determine the exact amount of each portfolio manager's bonus paid from this portion of the bonus pool based on his/her performance as an employee. In addition, where portfolio managers invest in a hedge fund managed by the investment manager, they receive a cash reimbursement for the investment management fees charged on their hedge fund investments.

RiverSource Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in a company 401(k) plan, comparable to that received by other RiverSource Investments employees. Certain investment personnel are also eligible to defer a portion of their compensation. An individual making this type of election can allocate the deferral to the returns associated with one or more products they manage or support or to certain other products managed by their investment team. Depending upon their job level, RiverSource Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

Conflicts of Interest:

RiverSource Investments portfolio managers may manage one or more mutual funds as well as other types of accounts, including hedge funds, proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage another account whose fees may be materially greater than the management fees paid by the Fund and may include a performance based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, competing investment decisions made for different accounts and the aggregation and allocation of trades. In addition, RiverSource Investments monitors a variety of areas (e.g., allocation of investment opportunities) and compliance with the firm's Code of Ethics, and places additional investment restrictions on portfolio managers who manage hedge funds and certain other accounts.

RiverSource Investments has a fiduciary responsibility to all of the clients for which it manages accounts. RiverSource Investments seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and equitable basis over time. RiverSource Investments has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.

Portfolio managers may manage accounts in a personal capacity that may include holdings that are similar to, or the same as, those of the fund. The investment manager's Code of Ethics is designed to address conflicts and, among other things, imposes restrictions on the ability of the portfolio managers and other "investment access persons" to invest in securities that may be recommended or traded in the fund and other client accounts.

Securities Ownership. As of September 30, 2008, none of Messrs. Spitz, Schrool, Spahr, Stocking, Murphy or Schoepfer owned shares of the Fund. Mr. White became a portfolio manager of the Fund on November 17, 2008, and did not own shares of the Fund as of such date.

The information under the caption "Investment Advisory and Other Services - Service Agreements" is hereby deleted and replaced with the following information:

Administrative Services

Under an Administrative Services Agreement, effective November 7, 2008 Ameriprise administers certain aspects of the Fund's business and other affairs at no cost. Ameriprise provides the Fund with such office space, and certain administrative and other services and executive and other personnel as are necessary for Fund operations. Ameriprise pays all of the compensation of Board members of the Fund who are employees or consultants of RiverSource and of the officers and employees of the Fund. Ameriprise reserves the right to seek Board approval to increase the fees payable by the Fund under the Administrative Services Agreement. However, Ameriprise anticipates that any such increase in fees would be offset by corresponding decreases in advisory fees under the Management Agreement. If an increase in fees under the Administrative Services Agreement would not be offset by corresponding decreases in advisory fees, the affected Fund will inform shareholders prior to the effectiveness of such increase.

The following information is hereby added to the end of the section entitled "Investment Advisory and Other Services - Other Service Providers":

The funds in the Seligman Group of Funds will enter into an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

The following information is added after the section entitled "Financial Statements":

Information Regarding Pending and Settled Legal Proceedings

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendant's motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on Aug. 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Board of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

                    SUPPLEMENT DATED MARCH 16, 2009 TO THE
                                 PROSPECTUSES
                                      AND
                     STATEMENTS OF ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for

 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                Seligman Pennsylvania Municipal Fund Series and
                  Seligman TargetHorizon ETF Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for

 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
        Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc.,
Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Portfolios, Inc.,
       Seligman Value Fund Series, Inc. and Tri-Continental Corporation

                (each, a "Fund", and collectively, the "Funds")

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, J. & W. Seligman & Co. Incorporated (Seligman), Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties") entered into a stipulation of settlement with the Office of the Attorney General of the State of New York ("NYAG") and settled the claims made by the NYAG in September 2006 relating to allegations of frequent trading in certain Seligman Funds. Under the terms of the settlement, Seligman will pay $11.3 million to four Seligman Funds as follows: $150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

                        Supplement, dated May 15, 2008,
            to the following Statements of Additional Information:

    Statements of Additional Information, each dated February 1, 2008, for:
 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series and Seligman TargetHorizon ETF
                               Portfolios, Inc.

     Statements of Additional Information, each dated March 3, 2008, for:
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

      Statements of Additional Information, each dated May 1, 2008, for:
     Seligman Asset Allocation Series, Inc., Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc.,
Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc.,
                Seligman LaSalle Real Estate Fund Series, Inc.
                     and Seligman Value Fund Series, Inc.
                               (each, a "Fund")

Capitalized terms used but not defined in this Supplement shall have the meanings given to such terms in each Fund's Statement of Additional Information.

The following information supersedes and replaces item (6) under the heading "Purchase, Redemption and Pricing of Shares - Purchase of Shares - CDSC Waivers" in each Fund's Statement of Additional Information:

(6) in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc., or NYLIM Service Company LLC, retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates, or retirement programs or accounts administered or serviced by firms that have a written agreement with Seligman Advisors that contemplates a waiver of CDSCs.

                     SELIGMAN INCOME AND GROWTH FUND, INC.

                      Statement of Additional Information
                                  May 1, 2008

                                100 Park Avenue
                           New York, New York 10017
                                (212) 850-1864

                      Toll Free Telephone: (800) 221-2450
     For Retirement Plan Information - Toll-Free Telephone: (800) 445-1777

This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the current Prospectus of Seligman Income and Growth Fund, Inc. (the "Fund"), dated May 1, 2008, offering Class A shares, Class B shares, Class C shares, Class D shares (Class D shares are not offered after the close of business on May 16, 2008) and Class R shares, and the current Prospectus, dated May 1, 2008, offering Class I shares (together, the "Prospectuses"). This SAI, although not in itself a Prospectus, is incorporated by reference into the Prospectuses in its entirety. It should be read in conjunction with the Prospectuses, which you may obtain by writing or calling the Fund at the above address or telephone numbers, respectively.

The financial statements and notes included in the Fund's Annual Report, which includes the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished to you without charge if you request a copy of this SAI.

The website references in this SAI are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this SAI.

                               Table of Contents

          Fund History...........................................  2
          Description of the Fund and its Investments and Risks..  2
          Management of the Fund................................. 15
          Control Persons and Principal Holders of Securities.... 23
          Investment Advisory and Other Services................. 24
          Portfolio Managers..................................... 30
          Brokerage Allocation and Other Practices............... 32
          Capital Stock and Other Securities..................... 33
          Purchase, Redemption, and Pricing of Shares............ 34
          Taxation of the Fund................................... 40
          Underwriters........................................... 43
          Calculation of Performance Data........................ 45
          Financial Statements................................... 47
          General Information.................................... 47

EQIN1A

                                 Fund History

The Fund was incorporated under the laws of the state of Maryland in 1947.

             Description of the Fund and its Investments and Risks

Classification

The Fund is a diversified open-end management investment company, or mutual fund.

Investment Strategies and Risks

The following information regarding the Fund's investments and risks supplements the information contained in the Fund's Prospectus.

The Fund generally invests at least 65% of its total assets in income-producing securities.

Convertible Bonds. Convertible bonds are convertible at a stated exchange rate or price into common stock. Before conversion, convertible securities are similar to nonconvertible debt securities in that they provide a steady stream of income with generally higher yields than an issuer's equity securities. The market value of all debt securities, including convertible securities, tends to decline as interest rates increase and to increase as interest rates decline. In general, convertible securities may provide lower interest or dividend yields than nonconvertible debt securities of similar quality, but they may also allow investors to benefit from increases in the market price of the underlying common stock. When the market price of the underlying common stock increases, the price of the convertible security tends to reflect the increase. When the market price of the underlying common stock declines, the convertible security tends to trade on the basis of yield, and may not depreciate to the same extent as the underlying common stock. In an issuer's capital structure, convertible securities are senior to common stocks. They are therefore of higher quality and involve less risk than the issuer's common stock but the extent to which risk is reduced depends largely on the extent to which the convertible security sells above its value as a fixed income security. In selecting convertible securities for the Fund's portfolio, the investment manager evaluates such factors as economic and business conditions involving the issuer, future earnings growth potential of the issuer, potential for price appreciation of the underlying equity, the value of individual securities relative to other investment alternatives, trends in the determinants of corporate profits and capability of management. In evaluating a convertible security, the investment manager gives emphasis to the attractiveness of the underlying common stock and the capital appreciation opportunities that the convertible security presents. Convertible securities can be callable or redeemable at the issuer's discretion, in which case the investment manager would be forced to seek alternative investments. The Fund may invest in debt securities convertible into equity securities rated as low as CC by Standard & Poor's Ratings Services ("S&P") or Ca by Moody's Investors Service ("Moody's"). Debt securities rated below investment-grade (frequently referred to as "junk bonds") often have speculative characteristics and may be subject to greater market fluctuations and risk of loss of income and principal than higher rated securities. The investment manager does not rely on the ratings of these securities in making investment decisions but performs its own analysis, based on the factors described above, in light of the Fund's investment objectives.

The Fund does not expect to invest more than 5% of its assets in nonconvertible bonds, notes and debentures rated below investment-grade (BB or lower by S&P or Ba or lower by Moody's). Although bonds rated in the fourth credit rating category (BBB or Baa) are commonly referred to as investment-grade, they may have speculative characteristics.

Collateralized Mortgage Obligations. The Fund may invest in Collateralized Mortgage Obligations ("CMOs"), including certain CMOs that have elected to be treated as Real Estate Mortgage Investment Conduits ("REMICs"). CMOs are fixed-income securities collateralized by pooled mortgages and separated into short-, medium-, and long-term positions (called "tranches"). Tranches pay different rates of interest depending upon their maturity. CMOs may be collateralized by (a) pass through securities issued or guaranteed by the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC"),
(b) unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of Veteran's Affairs, (c) unsecuritized conventional Mortgages, (d) other mortgage related securities or (e) any combination thereof.

Each tranche of a CMO is issued at a specific coupon rate and has a stated maturity. As the payments on the underlying mortgage loans are collected, the CMO issuer generally pays the coupon rate of interest to the holders of each tranche. In a common structure referred to as a "Pay" CMO, all scheduled and unscheduled principal payments generated by the collateral, as loans are repaid or prepaid, go initially to investors in the first tranches. Investors in later tranches do not start receiving principal payments until the prior tranches are paid in full. Sometimes, CMOs are structured so that the prepayment and/or market risks are transferred from one tranche to another.

Most CMOs are issued by Federal agencies. However, the only CMOs backed by the full faith and credit of the US Government are CMOs collateralized by pass through securities guaranteed by GNMA. All CMOs are subject to reinvestment risk; that is, as prepayments on the underlying pool of mortgages increase, the maturity of the tranches in the CMO will decrease. As a result, the Fund may have to invest the proceeds that were invested in such CMOs in securities with lower yields. Factors affecting reinvestment risk include the level of interest rates, general economic and social conditions and the location and age of the mortgages.

Foreign Securities. The Fund may invest in commercial paper and certificates of deposit issued by foreign banks and may invest either directly or through American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), or Global Depositary Receipts ("GDRs") (collectively, "Depositary Receipts") in other securities of foreign issuers. Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. There may be less information available about a foreign company than about a US company and foreign companies may not be subject to reporting standards and requirements comparable to those applicable to US companies. Foreign securities may not be as liquid as US securities and there may be delays and risks attendant in local settlement procedures. Securities of foreign companies may involve greater market risk than securities of US companies, and foreign brokerage commissions and custody fees are generally higher than those in the United States. Investments in foreign securities may also be subject to local economic or political risks, political instability, the possible nationalization of issuers and the risk of expropriation or restrictions on the repatriation of proceeds of sale. In addition, foreign investments may be subject to withholding and other taxes.

Depositary Receipts are instruments generally issued by domestic banks or trust companies that represent the deposits of a security of a foreign issuer. ADRs, which are traded in dollars on US exchanges or the over-the-counter market, are issued by domestic banks and evidence ownership of securities issued by foreign corporations. EDRs are typically traded in Europe. GDRs are typically traded in both Europe and the United States. Depositary Receipts may be issued under sponsored or unsponsored programs. In sponsored programs, the issuer has made arrangements to have its securities traded in the form of a Depositary Receipt. In unsponsored programs, the issuers may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored Depositary Receipt programs are generally similar, the issuers of securities represented by unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and therefore, the import of such information may not be reflected in the market value of such receipts. The Fund may invest up to 10% of its total assets in foreign securities that it holds directly, but this 10% limit does not apply to foreign securities held through Depositary Receipts which are traded in the United States or to commercial paper and certificates of deposit issued by foreign banks.

Investment income received by the Fund from sources within foreign countries may be subject to foreign income taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of such taxes or exemption from taxes on such income. It is impossible to determine the effective rate of foreign tax in advance since the amounts of the Fund's assets to be invested within various countries is not known.

Forward Foreign Currency Exchange Contracts. The investment manager will consider changes in exchange rates in making investment decisions. As one way of managing exchange rate risk, the Fund may enter into forward currency exchange contracts. A forward foreign currency exchange contract is an agreement to purchase or sell a specific currency at a future date and at a price set at the time the contract is entered into. The Fund will generally enter into these contracts to fix the US dollar value of a security that it has agreed to buy or sell for the period between the date the trade was entered into and the date the security is delivered and paid for.

The Fund may enter into a forward contract to sell or buy the amount of a foreign currency it believes may experience a substantial movement against the US dollar. In this case the contract would approximate the value of some or all of the Fund's portfolio securities denominated in such foreign currency. Under normal circumstances, the investment manager will limit forward currency contracts to not greater than 75% of the Fund's portfolio position in any one country as of the date the contract is entered into. This limitation will be measured at the point the hedging transaction is entered into by the Fund. Under extraordinary circumstances, the investment manager may enter into forward currency contracts in excess of 75% of the Fund's portfolio position in any one country as of the date the contract is entered into. The precise matching of the forward contract amounts and the value of

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securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market involvement in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Under certain circumstances, the Fund may commit up to the entire value of its assets which are denominated in foreign currencies to the consummation of these contracts. The investment manager will consider the effect a substantial commitment of its assets to forward contracts would have on the investment program of the Fund and its ability to purchase additional securities.

Except as set forth above and immediately below, the Fund will also not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts would oblige the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency. The Fund, in order to avoid excess transactions and transaction costs, may nonetheless maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in that currency provided the excess amount is "covered" by cash or liquid, high-grade debt securities, denominated in any currency, having a value at least equal at all times to the amount of such excess. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. However, the investment manager believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Fund will be served.

At the maturity of a forward contract, the Fund may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

As indicated above, it is impossible to forecast with absolute precision the market value of portfolio securities at the expiration of the forward contract. Accordingly, it may be necessary for the Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver. However, the Fund may use liquid, high-grade debt securities, denominated in any currency, to cover the amount by which the value of a forward contract exceeds the value of the securities to which it relates.

If the Fund retains the portfolio security and engages in an offsetting transaction, the Fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline during the period between the Fund's entering into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

The Fund's dealing in forward foreign currency exchange contracts will be limited to the transactions described above. Of course, the Fund is not required to enter into forward contracts with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by the investment manager.

Although the Fund will seek to benefit by using forward contracts, anticipated currency movements may not be accurately predicted and the Fund may therefore incur a gain or loss on a forward contract. A forward contract may help reduce the Fund's losses on securities denominated in a hedged currency, but it may also reduce the potential gain on the securities which might result from an increase in the value of that currency.

Investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit or "spread" based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

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Repurchase Agreements. The Fund may enter into repurchase agreements. A repurchase agreement is an agreement under which the Fund acquires a security, generally a US government obligation, subject to resale at an agreed upon price and date. The resale price reflects an agreed upon interest rate effective for the period of time the Fund holds the security and is unrelated to the interest rate on the security. The Fund's repurchase agreements will at all times be fully collateralized.

Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, a decline in value of the underlying securities and a loss of interest. Repurchase agreements are typically entered into for periods of one week or less. As a matter of fundamental policy, the Fund will not enter into repurchase agreements of more than one week's duration if more than 10% of its net assets would be so invested.

Illiquid Securities. The Fund may invest up to 15% of its net assets in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the Securities Act of 1933, as amended ("1933 Act")) and other securities that are not readily marketable. These may include restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A of the 1933 Act. The Fund's Board of Directors may adopt procedures pursuant to which the investment manager may determine, when appropriate, that specific Rule 144A securities are liquid and not subject to the 15% limitation on illiquid securities. Should the Board of Directors or the investment manager (as the case may be) make this determination, it will carefully monitor the security (focusing on such factors, among others, as trading activity and availability of information) to determine that the Rule 144A security continues to be liquid. It is not possible to predict with assurance exactly how the market for Rule 144A securities will further evolve. This investment practice could have the effect of increasing the level of illiquidity in the Fund, if and to the extent that qualified institutional buyers become for a time uninterested in purchasing Rule 144A securities.

Borrowing. The Fund may from time to time borrow money to increase its portfolio of securities or for other purposes. Under the Investment Company Act of 1940 ("1940 Act"), the Fund is generally permitted to borrow from banks in amounts not exceeding one third of the value of its total assets, less liabilities other than such borrowings. The Board of Directors has adopted a non-fundamental restriction under which the Fund may not borrow more than 15% of the value of its total assets. Borrowings may be secured by a mortgage or pledge of the Fund's assets.

Borrowed money creates an opportunity for greater capital appreciation, but at the same time increase exposure to capital risk. The net cost of any money borrowed would be an expense that otherwise would not be incurred, and this expense will limit the Fund's net investment income in any given period.

Any gain in the value of securities purchased with money borrowed in excess of the cost of amounts borrowed would cause the net asset value of the Fund's shares to increase more than otherwise would be the case. Conversely, any decline in the value of securities purchased with money borrowed or any gain in value less than the cost of amounts borrowed would cause net asset value to decline more than would otherwise be the case.

Commodities and Commodity Contracts. The Fund may purchase and sell commodities and commodity contracts only to the extent that such activities do not result in the Fund being a "commodity pool" as defined in the Commodity Exchange Act and the Commodity Futures Trading Commission's regulations and interpretations thereunder. The investment manager must seek approval of the Fund's Board of Directors to invest in any new type of commodity if it is of a type the Fund has not previously utilized.

Use of these instruments can involve substantial risks. For example, derivative instruments can present investment risk to the Fund if the investment manager does not accurately predict the fluctuations in interest rates, currency values or the market to which the financial instrument is tied. Certain derivative instruments may involve the use of leverage and, as a result, there is the risk that the Fund could lose more than the amount of its original investment. For example, a fund may purchase futures contracts by making a relatively small "margin deposit" and, if such contract is thereafter sold at a loss, that fund could lose substantially more than the original margin deposit. Although the Funds will only utilize exchange-traded futures and options thereon, there can be no assurance that they will be able to close out positions when they wish to. In addition, a futures or options strategy may not provide an exact hedge to a position.

Short Sales. The Fund may not sell "short" or maintain a "short position".

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Rights and Warrants. The Fund may invest in common stock rights and warrants believed by the investment manager to provide capital appreciation opportunities. The investment manager must seek Fund Board's approval to invest in any warrant if it is of a type the Fund has not previously utilized. Common stock rights and warrants received as part of a unit or attached to securities purchased (i.e., not separately purchased) are not included in the Fund's investment restrictions regarding such securities.

The Fund may not invest in rights and warrants if, at the time of acquisition, the investment in rights and warrants would exceed 5% of the Fund's net assets, valued at the lower of cost or market. In addition, no more than 2% of net assets may be invested in warrants not listed on the New York or American Stock Exchanges. For purposes of this restriction, rights and warrants acquired by the Fund in units or attached to securities may be deemed to have been purchased without cost.

Options and Other Derivatives. The investment manager must seek approval of the Board of Directors to invest in any derivative if it is of a type the Fund has not previously utilized. Pursuant to this policy, the Board has approved the investment manager's request that the Fund be permitted to purchase put options, call options, put spreads, call spreads and collars, and to sell covered call options (i.e., where the Fund owns the underlying security) and covered put options (i.e., where the Fund maintains the cash or collateral to cover the obligation created by the put). The Board has also approved the investment manager's request that the Fund be permitted to use interest rate futures, currency futures, options on interest rate and currency futures, options on currencies, currency forwards, and swap agreements. The investment manager may invest in derivatives instruments for hedging, cash management or investment purposes. Generally, derivatives may be employed when the investment manager believes they will provide an effective means of managing risk or portfolio characteristics. To the extent the Fund engages in the derivatives described below, there can be no assurance that such derivatives will achieve their intended benefits, and the Fund may lose money as a result of such use.

Options. An option is a contract that gives the holder the right to purchase ("call") or sell ("put") a specified security for an agreed upon price at any time before the contract's expiration date. Options may also be based on an index or group of securities, and such options typically settle by payment of a cash amount rather than delivery of the underlying securities. The amount paid for an option is known as the premium, and the exercise price is known as the strike price. The purchaser of an option has the right, but not the obligation, to purchase or sell a security (or to receive a cash settlement amount based on movements in the price of the underlying security, basket of securities, or index). The seller (or "writer") of an option, conversely, has an obligation to sell or purchase a security if the option is exercised. Some options have standardized terms and are traded on securities exchanges. Others are privately negotiated and have no, or only a limited, trading market. Options may be used individually or in combinations (e.g., put spreads and collars) to hedge securities positions or to seed increased investment returns.

Put spreads and collars are designed to protect against a decline in value of a security an investor owns. A collar involves the purchase of a put and the simultaneous writing of a call on the same security at a higher strike price. The put protects the investor from a decline in the price of the security below the put's strike price. The call means that the investor will not benefit from increases in the price of the stock beyond the call's strike price. In a put spread, an investor purchases a put and simultaneously writes a put on the same security at a lower strike price. This combination protects the investor against a decline in the stock price down to the lower strike price. The premium received for writing the call (in the case of a collar) or writing the put (in the case of a put spread) offsets, in whole or in part, the premium paid to purchase the put. In a call spread, an investor purchases a call and simultaneously sells a call on the same security, with the call sold having a higher strike price than the call purchased. The purchased call is designed to provide exposure to a potential increase in the value of a security an investor owns. The premium received for writing the call offsets, in part, the premium paid to purchase the corresponding call, but it also means that the investor will not benefit from increases in the price of the security beyond the sold call's strike price.

Options offer large amounts of leverage, which will result in the Fund's net asset value being more sensitive to changes in the value of the underlying security. The successful use of options depends in part on the ability of the investment manager to manage future price fluctuations, and the degree of correlation between the options and the prices of the underlying securities. If the investment manager is incorrect in its expectation of changes in market prices or the correlation between the instruments or indices on which such options may be written and purchased and the instruments in a Fund's investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase a Fund's transaction costs. Options transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested. The purchaser of an option runs the risk of losing the entire premium paid if the option expires "out of the money" (i.e., if the strike price for a call option is higher than the market price, or the strike price for a put option is lower than the market price). The seller of an option earns premium income but is subject to the risk of having to sell the underlying security at significantly less than its market price (or buy a security at significantly more than its market price). When options are purchased on the over-the-counter market, there is a risk that the counterparty that wrote the option will be unable to perform its obligations under the option contract. Such over-the-counter options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position, in which case the Fund could lose money in the event of adverse price movements.

Interest Rate Futures. The Fund may utilize interest rate futures. An interest rate futures contract is an agreement to buy or sell a debt security at a specific date in the future. Futures contracts, which trade on a securities exchange, are standardized as to quantity, delivery date and settlement conditions, including specific securities acceptable for delivery against the futures contract. In the case of index futures, settlement is made in cash based on the value of a specified underlying index. More commonly, futures contracts are closed out prior to expiration by an offsetting purchase or sale. Since the counterparty to every futures contact is a securities exchange, offsetting transactions are netted to close out positions. The Fund may incur a loss if the closing transaction occurs at an unfavorable price as compared with that of the opening trade (including transaction costs). There can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the position, including the maintenance of margins, which could result in the Fund incurring substantial losses.

Margin deposits must be made at the time a futures contract position is acquired. The Fund is required to deposit in a segregated account, typically with its custodian, in the name of the futures broker through whom the transaction was effected, "initial margin" consisting of cash and/or other appropriate liquid assets in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Initial margin on futures contracts is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Fund may be required by a securities exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

Subsequent "variation margin" payments are made daily to and from the futures broker as the value of the futures position varies, a process known as "marking-to-market." When the Fund purchases or sells a futures contract, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous. Purchasers and sellers of futures positions can enter into offsetting closing transactions by selling or purchasing, respectively, an instrument identical to the instrument held or written. Under certain circumstances, exchanges upon which futures contracts trade may establish daily limits on the amount that the price of a future contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

If the Fund were unable to liquidate a futures contract position, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position. In addition, the Fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the futures contract or to designate liquid assets on its books and records.

Certain characteristics of the futures markets might increase the risk that movements in the prices of futures contracts might not correlate perfectly with movements in the prices of the investments being hedged. For example, all participants in the futures contracts markets are subject to daily variation margin calls and might be compelled to liquidate futures contracts positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, since initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of large traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

Interest rate futures contracts (and options on such contracts) are traded in an auction environment on the floors of several exchanges - principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Fund would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership. The Fund may invest in futures contracts traded on US and non-US exchanges.

Currency Futures. The Fund may utilize currency futures. A currency futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency at a future date at a price set at the time of the contract. Currency futures contracts traded in the US are traded on regulated exchanges. At the maturity of a futures contract, the Fund may either accept or make delivery of the currency specified in the contract or, prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract. The Fund will only enter into a futures contract if it is expected that the Fund will readily be able to close out such contract. There can, however, be no assurance that it will be able to do so in any particular case, in which case the Fund may suffer losses in the event of adverse price movements.

The Fund may, for example, use currency futures to hedge the currency exposure of non-US dollar denominated debt instrument holdings, or for investment purposes to take an interest rate view based on currency valuations.

Options on Interest Rate Futures and Currency Futures. The Fund may utilize options on both interest rate futures and currency futures (collectively, "options on futures"). Options on futures are effectively options on the asset that underlies a futures contract. A call option on a futures contract gives the holder the right to enter into a long futures contract at a fixed futures price. A put option on a futures contract gives the holder the right to enter into a short futures contract at a fixed futures price.

Purchasers and sellers of options on futures can enter into offsetting closing transactions by selling or purchasing, respectively, an offsetting option on the same futures contract. There is also risk that the Fund may have difficulty in closing out positions in options on futures. Although the Fund intends to close out any positions on a securities market, there can be no assurance that such a market will exist for a particular contract at a particular time.

Under certain circumstances, exchanges upon which futures are traded may establish daily limits on the amount that the price of an option on a futures contract can vary from the previous day's settlement price. Once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions held by the Fund.

Options on futures held by the Fund, to the extent not exercised, will expire and the Fund would experience a loss to the extent of any premium paid for the option. If the Fund were unable to liquidate an option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position.

Certain characteristics of the futures market might increase the risk that movements in the prices of options on futures contracts might not correlate perfectly with movements in the prices of any exposure being hedged. For example, all participants in the options on futures markets are subject to daily variation margin calls and might be compelled to liquidate options on futures positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

Options on Currencies. The Fund may utilize options on currencies. An option on a currency is a derivative in which the owner has the right but not the obligation to exchange money denominated in one currency into another currency at an agreed-upon exchange rate on a specified date. In general, options on currencies operate similarly to options on equity securities and are subject to many similar risks. Options on currencies are traded primarily in the over-the-counter market, although options on certain currencies are also listed on several exchanges.

Options on currencies are affected by all of those factors that influence exchange rates and investments generally. To the extent that these options are traded in the over-the-counter markets, they are considered to be illiquid by the Securities and Exchange Commission (the "SEC").

The value of any currency, including the US dollar, may be affected by complex political and economic factors applicable to the issuing country. In addition, the exchange rates of currencies (and therefore the values of currency options) may be significantly affected, fixed, or supported directly or indirectly by government actions. Government intervention may increase risks involved in purchasing or selling currency options, since exchange rates may not be free to fluctuate with respect to other market forces.

The value of a currency option reflects the value of an exchange rate, which in turn reflects relative values of two currencies, the US dollar and the applicable foreign currency. Since currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the exercise of currency options, investors may be disadvantaged by having to deal in an odd lot market for the underlying currencies in connection with options at prices that are less favorable than for round lots. Foreign governmental restrictions or taxes could result in adverse consequences to the Fund, including losses.

Options on currencies held by the Fund, to the extent not exercised, will expire and the Fund would experience a loss to the extent of any premium paid for the option. The Fund may, for example, use currency options to hedge the currency exposure of non-US dollar denominated debt instrument holdings, or for investment purposes to take an interest rate view based on currency valuations.

Currency Forwards. The Fund may utilize currency forwards. A currency forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract as agreed by the parties, at a price set at the time of the contract. The contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A contract generally has no deposit requirement, and no commissions are charged at any stage for trades.

At the maturity of a forward contract, the Fund may either accept or make delivery of the currency specified in the contract, or, at or prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.

The Fund generally will enter into forward contract if it is expected that the Fund will be readily able to close out such contract. There can, however, be no assurance that it will in any particular case be able to do so, in which case the Fund may suffer losses in the event of adverse currency movements. The Fund will not enter into forward contracts or maintain an exposure to such contracts where the consummation of such contracts would obligate the Fund to deliver an amount of currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency. Where the Fund is obligated to make deliveries under forward contracts, to avoid leverage, it will "cover" its obligation with liquid assets in an amount sufficient to meet its obligations.

The Fund may use currency forwards, for example, to hedge the currency exposure of non-US dollar denominated debt instrument holdings, or for investment purposes to take an interest rate view based on currency valuations.

Swap Agreements. The Fund may utilize swap agreements. The Fund may enter into interest rate swaps, currency swaps, and other types of swap agreements, such as caps, collars, and floors. In a typical interest rate swap, one party agrees to make regular payments equal to a floating interest rate multiplied by a "notional principal amount" in return for payments equal to a fixed rate times the same amount, for a specified period of time. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. The Fund may also enter into credit default swap agreements. The credit default swap agreement may have as reference obligations one or more securities or a basket of securities that are or are not currently held by the Fund. The protection "buyer" in a credit default contract is generally obligated to pay the protection "seller" an upfront or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred.

The use of swap agreements by the Fund entails certain risks, which may be different from, or possibly greater than, the risks associated with investing directly in the securities and other investments that are the referenced asset for the swap agreement. Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with stocks, bonds, and other traditional investments. The use of a swap agreement requires an understanding not only of the referenced asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Swap agreements may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. If a swap transaction is particularly large or if the relevant market is illiquid (as is the case with many swaps since none are traded in a public securities market), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. In addition, swap transactions may be subject to the Fund's limitation on investments in illiquid securities.

Swap agreements may be subject to pricing risk, which exists when a particular swap becomes extraordinarily expensive (or cheap) relative to historical prices or the prices of corresponding cash market instruments. Under certain market conditions, it may not be economically feasible to initiate a transaction or liquidate a position in time to avoid a loss or take advantage of an opportunity or to realize the intrinsic value of the swap agreement.

Since some swap agreements can have a leverage component, adverse changes in the value of the underlying asset, reference rate or index can result in a substantial loss to the Fund. Certain swaps have the potential for unlimited loss.

Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund's interest. The Fund bears the risk that its investment manager will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Fund. If the investment manager attempts to use a swap agreement as a hedge against, or as a substitute for, a portfolio investment, the Fund will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Fund. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Many swaps, in particular swaps traded on the over-the-counter markets, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Fund.

The use of a swap agreement also involves the risk that a loss may be sustained as a result of the insolvency or bankruptcy of the counterparty or the failure of the counterparty to make required payments or otherwise comply with the terms of the agreement. Additionally, the use of credit default swaps can result in losses if the Fund's investment manager does not correctly evaluate the creditworthiness of the issuer on which the credit swap is based. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect the Fund's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Equity-Linked Securities. The Fund may invest in equity-linked securities (each, an "ELS") as part of its overall investment strategy. An ELS is a debt instrument whose value is based on the value of a single equity security, basket of equity securities or an index of equity securities (each, an "Underlying Equity"). An ELS typically provides interest income, thereby offering a yield advantage over investing directly in an Underlying Equity. However, the holder of an ELS may have limited or no benefit from any appreciation in the Underlying Equity, but is exposed to downside market risk. The Fund may purchase ELSs that trade on a securities exchange or those that trade on the over-the-counter markets, including Rule 144A securities. The Fund may also purchase ELSs in a privately negotiated transaction with the issuer of the ELSs (or its broker-dealer affiliate, collectively referred to in this section as the "issuer"). The Fund may or may not hold an ELS until its maturity.

Investments in ELSs subject the Fund to risks, primarily to the downside market risk associated with the Underlying Equity, and to additional risks not typically associated with investments in listed equity securities, such as liquidity risk, credit risk of the issuer, and concentration risk. Most ELSs do not have any downside protection (though some ELSs provide for a floor on the downside). In general, an investor in an ELS has the same downside risk as an investor in the Underlying Equity. The liquidity of an ELS that is not actively traded on an exchange is linked to the liquidity of the Underlying Equity. The issuer of an ELS generally purchases the Underlying Equity as a hedge. If the Fund wants to sell an ELS back to the issuer prior to its maturity, the issuer may sell the Underlying Equity to unwind the hedge and, therefore, must take into account the liquidity of the Underlying Equity in negotiating the purchase price the issuer will pay to the Fund to acquire the ELS.

The liquidity of unlisted ELSs is normally determined by the willingness of the issuer to make a market in the ELS. While the Fund will seek to purchase ELSs only from issuers that it believes to be willing to, and capable of, repurchasing the ELS at a reasonable price, there can be no assurance that the Fund will be able to sell any ELS at such a price or at all. This may impair the Fund's ability to enter into other transactions at a time when doing so might be advantageous. In addition, because ELSs are senior unsecured notes of the issuer, the Fund would be subject to the credit risk of the issuer and the potential risk of being too concentrated in the securities (including ELSs) of that issuer. The Fund bears the risk that the issuer may default on its obligations under the ELS. In the event of insolvency of the issuer, the Fund will be unable to obtain the intended benefits of the ELS. Moreover, it may be difficult to obtain market quotations for purposes of valuing the Fund's ELSs and computing the Fund's net asset value.

Price movements of an ELS will likely differ significantly from price movements of the Underlying Equity, resulting in the risk of loss if the investment manager is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices or other relevant features of an ELS.

Preferred Securities. The Fund may invest in preferred securities believed by the investment manager to offer capital appreciation opportunities. There are special risks associated with investing in preferred securities, including:

   . Deferral. Preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without adverse consequences to the issuer. If the Fund owns a preferred security that is deferring its distributions, the Fund may be required to report income for tax purposes although it has not yet received such income.

   . Subordination. Preferred securities are subordinated to bonds and other debt instruments in an issuer's capital structure with respect to priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than more senior debt instruments.

   . Liquidity. Preferred securities may be substantially less liquid than many other securities, such as common stocks or US government securities.

   . Limited Voting Rights. Generally, preferred security holders have no voting rights with respect to the issuing company unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer's board. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights. In the case of certain trust preferred securities, holders generally have no voting rights, except (i) if the issuer fails to pay dividends for a specified period of time or (ii) if a declaration of default occurs and is continuing. In such an event, rights of holders of trust preferred securities generally would include the right to appoint and authorize a trustee to enforce the trust or special purpose entity's rights as a creditor under the agreement with its operating company.

   . Special Redemption Rights. In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by a change in income tax or securities laws. As with call provisions, a redemption by the issuer of the preferred securities may negatively impact the return of the security held by the Fund.

Access Trades. The Fund may participate in access trades with a global securities broker as counterparty. Access trades are over-the-counter transactions that provide access to a designated security, group of securities or market index without directly investing in the reference security/index. For a commission, the counterparty agrees to provide a return based on the return of the reference security/index. Access trades are typically used in foreign markets where limits on direct foreign ownership can affect prices and/or where there are significant complexities in directly purchasing or selling shares in the reference security/index. Since access trades are over-the-counter transactions, the Fund bears the risk that the counterparty will be unable or unwilling to meet its obligations. In addition, since over-the-counter markets are generally less liquid than exchanges, the Fund may not be able to sell when the investment manager deems it advantageous to do so. The investment manager will attempt to mitigate these risks by limiting access trade exposure by the Fund to 5% of total assets at the time of purchase and dealing with counterparties believed to be reputable.

Lending of Portfolio Securities. The Fund may lend portfolio securities to broker/dealers or other institutions, if the investment manager believes such loans will be beneficial to the Fund. The borrower must maintain with the Fund cash or equivalent collateral equal to at least 100% of the market value of the securities loaned. During the time portfolio securities are on loan, the borrower pays the Fund any dividends or interest paid on the securities. The Fund may invest the collateral and earn additional income or receive an agreed upon amount of interest income from the borrower. Loans made by the Fund will generally be short-term. Loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the collateral to the borrower or placing broker. The Fund does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment. The Fund may lose money if a borrower defaults on its obligation to return securities and the value of the collateral held by the Fund is insufficient to replace the loaned securities. In addition, the Fund is responsible for any loss that might result from its investment of the borrower's collateral.

Except as otherwise specifically noted above, the Fund's investment strategies are not fundamental and the Fund, with the approval of the Board of Directors, may change such strategies without the vote of shareholders.

Other Investment Companies. The Fund may invest in securities issued by other investment companies. Such investments are subject to the limitations on investments in other investment companies imposed by the 1940 Act, which generally prohibits the Fund from holding more than 3% of the outstanding voting securities of another investment company, and from investing more than 5% of its total assets in any one investment company, or more than 10% of its total assets in other investment companies overall. The Fund's investments in other investment companies may include investment in exchange-traded funds ("ETFs") if appropriate investment opportunities arise. ETFs are registered funds that trade on a stock exchange or otherwise traded in the over-the-counter market and generally seek to track the performance of a specified securities index or a basket of securities. Securities traded in the over-the-counter market present additional risks, such as counterparty and liquidity risks.

If the Fund invests in other investment companies, shareholders would bear not only the Fund's expenses (including operating expenses and advisory fees), but also similar expenses of the underlying investment companies, and the Fund's returns will therefore be lower. To the extent the Fund invests in ETFs, the Fund is exposed to the risks associated with the underlying investments of the ETFs and the Fund's performance may be negatively affected if the value of those underlying investments declines.

Investments to Control. The Fund may not invest for the purpose of controlling or managing any company. If a fund acquires a large percentage of the securities of a single issuer, it could be deemed to have invested in such issuer for the purpose of exercising control. If the Fund were to make such acquisitions, there is a risk that the Fund would become less diversified, which could increase the volatility of the Fund and increase the Fund's exposure to market, credit and other risks associated with certain issuers' financial condition and business operations.

High-Yield Securities Risk. The Fund intends to invest in high-yield securities. High-yield securities are subject to greater risk of loss of principal and income than higher-rated bonds and notes and are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal.

An economic downturn could adversely impact issuers' ability to pay interest and repay principal and could result in issuers' defaulting on such payments. The value of the Fund's high-yield securities will be affected, like all fixed income securities, by market conditions relating to changes in prevailing interest rates. However, the value of high-yield securities is also affected by investors' perceptions. When economic conditions appear to be deteriorating, lower-rated or unrated bonds and notes may decline in market value due to investors' heightened concerns and perceptions about credit quality.

High-yield securities are traded principally by dealers in the over-the-counter market. The market for these securities may be less active and less liquid than for higher-rated securities. Under adverse market or economic conditions, the secondary market for these securities could contract further, causing the Fund difficulties in valuing and selling its securities.

During periods of falling interest rates issuers of an obligation held by the Fund may prepay or call securities with higher coupons or interest rates before their maturity dates. If this occurs, the Fund could lose potential price appreciation and could be forced to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the Fund's income.

Capital appreciation bonds, including "zero-coupon" and "pay-in-kind" securities, may be subject to greater fluctuations in value because they tend to be more speculative than income-bearing securities. Fluctuations in the market prices of these securities owned by the Fund could result in corresponding fluctuations and volatility in the net asset value of the shares of the Fund.

If an issuer repays an obligation such as a mortgage-backed security held by the Fund more slowly than anticipated, the Fund's returns could be adversely impacted. This could occur if an underlying mortgage pool has unusual characteristics or because interest rates have remained too high to stimulate repayment. In either case, the value of the obligation will decrease and the Fund will be prevented from investing in higher-yielding securities.

Fundamental Restrictions

The Fund is subject to fundamental policies that place restrictions on certain types of investments. These policies cannot be changed except by vote of a majority of the Fund's outstanding voting securities. Under these policies, the Fund may not:

..   Purchase or sell commodities or commodity contracts, except to the extent permissible under applicable law and interpretations, as they may be amended from time to time;

..   Purchase securities on margin except as permitted by the 1940 Act or any rule thereunder, any SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

..   Issue senior securities or borrow money, except as permitted by the 1940
    Act or any rule thereunder, any SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

..   Make loans, except as permitted by the 1940 Act or any rule thereunder, any
    SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC;

..   Underwrite the securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act in disposing of a portfolio security or in connection with investments in other investment companies;

..   Purchase or hold any real estate, except the Fund may invest in securities secured by real estate or interests therein or issued by persons (including real estate investment trusts) which deal in real estate or interests therein;

..   Make any investment inconsistent with the Fund's classification as a diversified company under the 1940 Act;

..   Invest 25% or more of its total assets, at market value, in the securities of issuers in any particular industry, provided that this limitation shall exclude securities issued or guaranteed by the US Government or any of its agencies or instrumentalities;

..   Purchase or hold the securities of any issuer, if to its knowledge, directors or officers of the Fund individually owning beneficially more than 0.5% of the securities of that issuer own in the aggregate more than 5% of such securities; or

..   Deal with its directors or officers, or firms they are associated with, in the purchase or sale of securities of other issuers, except as broker.

The Fund's fundamental policies set forth above prohibit transactions "except as permitted by the 1940 Act or any rule thereunder, any SEC or SEC staff interpretations thereof or any exemptions therefrom which may be granted by the SEC." The following discussion explains the flexibility that the Fund gains from these exceptions.

Purchase of securities on margin - A purchase on margin involves a loan from the broker-dealer arranging the transaction. The "margin" is the cash or securities that the borrower places with the broker-dealer as collateral against the loan. However, the purchase of securities on margin is effectively prohibited by the 1940 Act because the Fund generally may borrow only from banks. Thus, under current law, this exception does not provide any additional flexibility to the Fund.

Issuing senior securities - A "senior security" is an obligation with respect to the earnings or assets of a company that takes precedence over the claims of that company's common stock with respect to the same earnings or assets. The 1940 Act prohibits a mutual fund from issuing senior securities other than certain borrowings, but SEC staff interpretations allow a fund to engage in certain types of transactions that otherwise might raise senior security concerns (such as short sales, buying and selling financial futures contracts and selling put and call options), provided that the fund maintains segregated deposits or portfolio securities, or otherwise covers the transaction with offsetting portfolio securities, in amounts sufficient to offset any liability associated with the transaction. The exception in the fundamental policy allows the Fund to operate in reliance upon these staff interpretations.

Borrowing money - The 1940 Act permits a fund to borrow up to 33 1/3% of its total assets (including the amounts borrowed) from banks, plus an additional 5% of its total assets for temporary purposes, which may be borrowed from banks or other sources.

Making loans - The 1940 Act generally prohibits the Fund from making loans to affiliated persons but does not otherwise restrict the Fund's ability to make loans.

The Fund also may not change its investment objective without shareholder approval.

Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of the Fund means the affirmative vote of the lesser of (l) more than 50% of the outstanding shares of the Fund; or (2) 67% or more of the shares present at a shareholders' meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.

The Fund also may not acquire any securities of a registered open-end investment company or a registered unit investment trust in reliance on subparagraph (F) or subparagraph (G) of Section 12(d)(1) of the 1940 Act. This policy is not fundamental.

Temporary Defensive Position

In an attempt to respond to adverse market, economic, political, or other conditions, the Fund may invest up to 100% of its assets in cash or cash equivalents, including, but not limited to, prime commercial paper, bank certificates of deposit, bankers' acceptances, or repurchase agreements for such securities, and securities of the US Government and its agencies and instrumentalities, as well as cash and cash equivalents denominated in foreign currencies. The Fund's investments in foreign cash equivalents will be limited to those that, in the opinion of the investment manager, equate generally to the standards established for US cash equivalents. Investments in bank obligations will be limited at the time of investment to the obligations of the 100 largest domestic banks in terms of assets which are subject to regulatory supervision by the US Government or state governments, and the obligations of the 100 largest foreign banks in terms of assets with branches or agencies in the United States.

Portfolio Turnover

The Fund's portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the year by the monthly average of the value of the portfolio securities owned during the year. Securities whose maturity or expiration date at the time of acquisition were one year or less are excluded from the calculation. The Fund's portfolio turnover rates for the years ended December 31, 2007 and 2006 were 185.42% and 357.62%, respectively. The portfolio turnover rate for the Fund for the fiscal year ended December 31, 2006 was relatively higher than 2007 due largely to a high level of transactions with respect to the investment grade fixed-income securities portion of the Fund's portfolio occurring in the first half of the fiscal year 2006 while under the management of a previous portfolio manager responsible for managing that portion of the Fund's portfolio. The previous portfolio manager was more active in managing duration based upon expected movements in interest rates. During the second half of the 2006 fiscal year this was not the case. Conditions in the fixed income market in 2007 also contributed to a relatively lower portfolio turnover rate as compared with 2006. The Fund's portfolio turnover rate will not be a limiting factor when the Fund deems it desirable to sell or purchase securities.

Disclosure of Portfolio Holdings

The Fund's full portfolio holdings, as well as portfolio weightings, are published quarterly, generally no sooner than 15 calendar days after the end of each calendar quarter on the website of the Fund's distributor, Seligman Advisors, Inc. ("Seligman Advisors") (www.seligman.com). In addition, the Fund's top 10 holdings and the aggregate weighting of the top 10 holdings are published monthly, generally no sooner than 5 business days after the end of each month. Seligman employees may freely distribute the Fund's portfolio holdings information described above to third parties the day after such information appears on Seligman Advisors' website. The foregoing monthly and quarterly information will remain available on Seligman Advisors' website for at least 5 months from the end of the period shown.

In accordance with the policies and procedures approved by the Fund's Board of Directors, the Fund's portfolio holdings may be disclosed to certain parties prior to its public release if the disclosure is intended for research or other legitimate business purposes and the recipient is subject to a duty of confidentiality. Disclosures of portfolio holdings for such purposes (which may be on-going) are considered on a case-by-case basis, and the Fund's procedures require the prior written approval of the Chief Investment Officer of J. & W. Seligman & Co. Incorporated ("Seligman") (or its designee) and the Fund's Chief Compliance Officer ("CCO") with respect to disclosures intended for research purposes and the President of Seligman or Seligman Advisors (or their respective designees) and the Fund's CCO with respect to disclosures intended for other legitimate business purposes. In connection with the CCO's review and approval, the CCO considers whether such disclosure is in the best interests of the Fund. If prior approval is granted, the recipient must enter into a written agreement prior to the release of the

Fund's portfolio holdings information that includes, among other things, a requirement that the holdings be kept confidential and places limits on the use of the information for trading purposes. The CCO, who reports directly to the Fund's Board of Directors regarding compliance with the Fund's policies, and Seligman's Chief Compliance Officer monitor compliance with this policy.

In addition, the Fund's policies expressly permit Seligman's employees to release the Fund's holdings information without a confidentiality agreement as necessary to facilitate the execution of securities transactions or to respond to questions about Seligman's views on individual securities or whether the Fund owns or does not own a particular security, provided, that individual securities weightings will not be disclosed unless such weightings are otherwise provided in the quarterly disclosure noted above. Portfolio managers (or their designees) may also disclose certain information about individual securities or information about a particular investment style on an occasional basis to third parties for research purposes, provided that the information does not include the name of the Fund or the weightings of particular securities unless otherwise provided in the quarterly disclosure noted above. The Fund may also permit its auditors to have access to the Fund's portfolio holdings as necessary in connection with their auditing services.

Currently, Seligman has entered into ongoing arrangements to disclose the Fund's portfolio holdings prior to the public disclosure of such information with the following third party research providers: Salomon Analytics Inc., FactSet Research Systems, Inc., Vestek Systems, Inc. and Bloomberg POM. The portfolio holdings are released to these research providers on an as-needed basis (including daily, if necessary). In addition, Seligman discloses the Fund's portfolio holdings to State Street Bank and Trust Company ("SSBT") in connection with back-office, custodial and/or administrative services provided by SSBT, and to Institutional Shareholder Services ("ISS") in connection with proxy voting services provided. Seligman discloses portfolio holdings to the third parties listed above, other than ISS, on a daily basis. Accordingly, the time elapsed between the date of such information and the date of its disclosure is generally less than 24 hours. Seligman discloses portfolio holdings to ISS on an as-requested basis, and the time elapsed between the date of the information and the date of its disclosure will vary based upon the date specified by the ISS request.

All of the above mentioned disclosures have been approved, as applicable, by the President of Seligman or Seligman Advisors, Seligman's Chief Investment Officer and/or the Fund's CCO and are made pursuant to the terms of confidentiality agreements or provisions that prohibit the disclosure and restrict the use of the holdings information. No compensation is received by any party in consideration of the disclosure of the Fund's portfolio holdings pursuant to these arrangements.

                            Management of the Fund

Board of Directors

The Board of Directors provides broad supervision over the affairs of the Fund.

Management Information

Information with respect to Directors and officers of the Fund is shown below. Unless otherwise indicated, their addresses are 100 Park Avenue, New York, New York 10017.

                                                                                                                 Number
                                                                                                                   of
                                                                                                                Portfolios
                                                                                                                   in
                            Term of                                                                               Fund
                           Office and                                                                            Complex
                           Length of                                                                            Overseen
Name, (Age), Position(s)     Time             Principal Occupation(s) During Past 5 Years, Directorships           by
With Fund                   Served*                             and Other Information                           Director
------------------------  ------------- ----------------------------------------------------------------------- ----------
                                                  INDEPENDENT DIRECTORS
Dr. Maureen Fonseca (52)  July 2007 to  Head of School, The Masters School (education); Director or Trustee of     59
Director****                  Date      each of the investment companies of the Seligman Group of Funds**;
                                        Trustee, New York State Association of Independent Schools and Greens
                                        Farms Academy (education); and Commissioner, Middle States
                                        Association (education).

                                                                                                                       Number
                                                                                                                         of
                                                                                                                      Portfolios
                                                                                                                         in
                                                                                                                        Fund
                          Term of Office                                                                               Complex
                          and Length of                                                                               Overseen
Name, (Age), Position(s)      Time                Principal Occupation(s) During Past 5 Years, Directorships             by
With Fund                    Served*                                and Other Information                             Director
------------------------  --------------  --------------------------------------------------------------------------- ----------
John R. Galvin (78)       1995 to Date    Dean Emeritus, Fletcher School of Law and Diplomacy at Tufts                   59
Director                                  University; Director or Trustee of each of the investment companies of the Seligman Group of Funds**; and Chairman Emeritus, American
                                          Council on Germany. Formerly, Director, Raytheon Co. (defense and commercial electronics); Governor of the Center for Creative Leadership;
                                          and Trustee, Institute for Defense Analyses. From February 1995 until
                                          June 1997, Director, USLIFE Corporation (life insurance). From June
                                          1987 to June 1992, Supreme Allied Commander, NATO, and
                                          Commander-in-Chief, United States European Command.

John F. Maher (64)          December      Retired President and Chief Executive Officer, and former Director,            59
Director                  2006 to Date    Great Western Financial Corporation (a bank holding company) and its principal subsidiary, Great Western Bank (a federal savings bank); and
                                          Director or Trustee of each of the investment companies of the Seligman
                                          Group of Funds**. From 1989 to 1999, Director, Baker Hughes (energy products and services).

Frank A. McPherson (75)   1995 to Date    Retired Chairman of the Board and Chief Executive Officer of Kerr-             59
Director                                  McGee Corporation (diversified energy and chemical company); Director or Trustee of each of the investment companies of the Seligman Group of
                                          Funds**; and Director, DCP Midstream GP, LLP (natural gas processing and transporting), Integris Health (owner of various hospitals), Oklahoma
                                          Medical Research Foundation, Oklahoma Foundation for Excellence in
                                          Education, National Cowboy and Western Heritage Museum, and
                                          Oklahoma City Museum of Art. Formerly, Director, ConocoPhillips
                                          (integrated international oil corporation), Kimberly-Clark Corporation
                                          (consumer products), Oklahoma Chapter of the Nature Conservancy,
                                          Boys and Girls Clubs of Oklahoma, Oklahoma City Public Schools
                                          Foundation, Oklahoma City Chamber of Commerce and BOK Financial
                                          (bank holding company). From 1990 until 1994, Director, the Federal
                                          Reserve System's Kansas City Reserve Bank.

Betsy S. Michel (65)      1984 to Date    Attorney; Director or Trustee of each of the investment companies of the       59
Director                                  Seligman Group of Funds**; and Trustee, The Geraldine R. Dodge
                                          Foundation (charitable foundation) and Drew University (Madison, NJ).
                                          Formerly, Chairman of the Board of Trustees of St. George's School
                                          (Newport, RI) and Trustee, World Learning, Inc. (international educational learning) and Council of New Jersey Grantmakers.

Leroy C. Richie (66)      2000 to Date    Counsel, Lewis & Munday, P.C. (law firm); Director or Trustee of each          59
Director                                  of the investment companies of the Seligman Group of Funds**;
                                          Director, Vibration Control Technologies, LLC (auto vibration technology); Lead Outside Director, Digital Ally, Inc. (digital imaging)
                                          and Infinity, Inc. (oil and gas exploration and production); Director, OGE
                                          Energy Corp. (energy and energy services provider offering physical delivery and related services for both electricity and natural gas);
                                          Director and Chairman, Highland Park Michigan Economic
                                          Development Corp; and Chairman, Detroit Public Schools Foundation.
                                          Formerly, Chairman and Chief Executive Officer, Q Standards
                                          Worldwide, Inc. (library of technical standards); Director, Kerr-McGee
                                          Corporation (diversified energy and chemical company); Trustee, New
                                          York University Law Center Foundation; and Vice Chairman, Detroit
                                          Medical Center and Detroit Economic Growth Corp. From 1990 until
                                          1997, Vice President and General Counsel, Automotive Legal Affairs,
                                          Chrysler Corporation.

                                                                                                           Number
                                                                                                             of
                                                                                                          Portfolios
                                                                                                             in
                                 Term of                                                                    Fund
                                Office and                                                                 Complex
                                Length of                                                                 Overseen
Name, (Age), Position(s)          Time       Principal Occupation(s) During Past 5 Years, Directorships      by
With Fund                        Served*                        and Other Information                     Director
------------------------       ------------- -----------------------------------------------------------  ----------
Robert L. Shafer (75)          1980 to Date  Ambassador and Permanent Observer of the Sovereign Military     59
Director                                     Order of Malta to the United Nations; and Director or
                                             Trustee of each of the investment companies of the Seligman
                                             Group of Funds**. Formerly, from May 1987 until June 1997,
                                             Director, USLIFE Corporation (life insurance) and from
                                             December 1973 until January 1996, Vice President, Pfizer
                                             Inc. (pharmaceuticals).

James N. Whitson (73)          1993 to Date  Retired Executive Vice President and Chief Operating            59
Director                                     Officer, Sammons Enterprises, Inc. (a diversified holding
                                             company); Director or Trustee of each of the investment
                                             companies of the Seligman Group of Funds**; and Director,
                                             CommScope, Inc. (manufacturer of telecommunications
                                             equipment). Formerly, Director and Consultant, Sammons
                                             Enterprises, Inc. and Director, C-SPAN (cable television
                                             networks).
                                                INTERESTED DIRECTORS
William C. Morris*** (70)      1988 to Date  Chairman and Director, J. & W. Seligman & Co. Incorporated;     59
Director and Chairman of                     Chairman of the Board and Director or Trustee of each of
the Board                                    the investment companies of the Seligman Group of Funds**;
                                             Chairman and Director, Seligman Advisors, Inc., Seligman
                                             Services, Inc. and Carbo Ceramics Inc. (manufacturer of
                                             ceramic proppants for oil and gas industry); Director,
                                             Seligman Data Corp.; and President and Chief Executive
                                             Officer, The Metropolitan Opera Association. Formerly,
                                             Director, Kerr-McGee Corporation (diversified energy and
                                             chemical company); and Chief Executive Officer of each of
                                             the investment companies of the Seligman Group of Funds.

Brian T. Zino*** (55)           Dir.: 1993   Director and President, J. & W. Seligman & Co.                  59
Director, President and Chief    to Date     Incorporated; President, Chief Executive Officer and
Executive Officer              Pres.: 1995   Director or Trustee of each of the investment companies of
                                 to Date     the Seligman Group of Funds**; Director, Seligman Advisors,
                                CEO.: 2002   Inc. and Seligman Services, Inc.; Chairman, Seligman Data
                                 to Date     Corp; and a member of the Board of Governors of the
                                             Investment Company Institute. Formerly, Director and
                                             Chairman, ICI Mutual Insurance Company.
                                                 PRINCIPAL OFFICERS
John B. Cunningham (43)        2004 to Date  Managing Director and Chief Investment Officer, J. & W.         N/A
Vice President and                           Seligman & Co. Incorporated; Vice President and Portfolio
Portfolio Manager                            Manager of Seligman Common Stock Fund, Inc. and
                                             Tri-Continental Corporation (a closed-end investment
                                             company); Vice President and Co-Portfolio Manager of
                                             Seligman TargetHorizon ETF Portfolios, Inc. and Vice
                                             President of Seligman Portfolios, Inc. and Portfolio
                                             Manager of Seligman Common Stock Portfolio. Formerly,
                                             beginning in 2001, Managing Director, Senior Portfolio
                                             Manager, Salomon Brothers Asset Management ("SBAM") and
                                             Group Head, SBAM's Equity Team.

J. Eric Misenheimer (45)       2005 to Date  Managing Director, J. & W. Seligman & Co. Incorporated;         N/A
Vice President and                           head of Seligman's High-Yield Team, Vice President and
Co-Portfolio Manager                         Co-Portfolio Manager of Seligman Core Fixed Income Fund,
                                             Inc. and Vice President of Seligman High Income Fund Series
                                             and Portfolio Manager of its Seligman High-Yield Fund.
                                             Formerly, Senior Vice President, Director of Taxable High
                                             Yield Fixed Income Investing for Northern Trust Global
                                             investments and was, since July 1999, the management team
                                             leader for the Northern High Yield Fixed Income Fund.

                                                                                                                      Number
                                                                                                                        of
                                                                                                                     Portfolios
                                                                                                                        in
                               Term of                                                                                 Fund
                             Office and                                                                               Complex
                              Length of                                                                              Overseen
Name, (Age), Position(s)        Time              Principal Occupation(s) During Past 5 Years, Directorships            by
With Fund                      Served*                              and Other Information                            Director
------------------------    -------------- ------------------------------------------------------------------------- ----------
Eric J. Voss (40)             February     Managing Director, J. & W. Seligman & Co. Incorporated; Vice                 N/A
Vice President and          2007 to Date   President and Portfolio Manager, Seligman Capital Fund, Inc. and
Co-Portfolio Manager                       Seligman Growth Fund, Inc., Vice President and Co-Portfolio Manager,
                                           Seligman Common Stock Fund, Inc. and Tri-Continental Corporation;
                                           Vice President of Seligman Portfolios, Inc. and Portfolio Manager of its
                                           Seligman Capital Portfolio and Co-Portfolio Manager of its Seligman
                                           Common Stock Portfolio; and portfolio manager of one other registered investment company. Formerly, portfolio manager, Wells Capital
                                           Management Incorporated from January 2005 through March 2006, and prior thereto, Strong Capital Management, Inc. from October 2000 through January 2005.

Francis L. Mustaro (58)     April 2006 to  Managing Director, J. & W. Seligman & Co. Incorporated; Head of              N/A
Vice President and              Date       Seligman's Investment Grade Team, Vice President and Portfolio
Co-Portfolio Manager                       Manager of Seligman Cash Management Fund, Inc. and Seligman Core
                                           Fixed Income Fund, Inc., Vice President of Seligman High Income Fund
                                           Series and Portfolio Manager of its Seligman U.S. Government Securities
                                           Fund, and Vice President of Seligman Portfolios, Inc. and Portfolio
                                           Manager of each of its Seligman Cash Management Portfolio and
                                           Seligman Investment Grade Fixed Income Portfolio. Prior to April 2006,
                                           he was a Managing Director and Senior Portfolio Manager, Core Fixed
                                           Income Group of Citigroup Asset Management.

Eleanor T.M. Hoagland (56)  2004 to Date   Managing Director, J. & W. Seligman & Co. Incorporated; and Vice             N/A
Vice President and Chief                   President and Chief Compliance Officer of each of the investment
Compliance Officer                         companies of the Seligman Group of Funds**.

Thomas G. Rose (50)         2000 to Date   Managing Director, Chief Financial Officer and Treasurer, J. & W.            N/A
Vice President                             Seligman & Co. Incorporated; Senior Vice President, Finance, Seligman
                                           Advisors, Inc. and Seligman Data Corp.; and Vice President of each of the investment companies of the Seligman Group of Funds**, Seligman
                                           Services, Inc. and Seligman International, Inc.

Lawrence P. Vogel (51)       V.P.: 1992    Senior Vice President and Treasurer, Investment Companies, J. & W.           N/A
Vice President                 to Date     Seligman & Co. Incorporated; Vice President and Treasurer of each of
and Treasurer               Treas.: 2000   the investment companies of the Seligman Group of Funds**; and
                               to Date     Treasurer, Seligman Data Corp.

Frank J. Nasta (43)         1994 to Date   Director, Managing Director, General Counsel and Corporate Secretary,        N/A
Secretary                                  J. & W. Seligman & Co. Incorporated; Secretary of each of the investment companies of the Seligman Group of Funds**; Director and
                                           Corporate Secretary, Seligman Advisors, Inc. and Seligman Services,
                                           Inc.; and Corporate Secretary, Seligman International, Inc. and Seligman
                                           Data Corp.

--------
* Each Director serves for an indefinite term, until the election and qualification of a successor or until his or her earlier death, resignation or removal. Each officer is elected annually by the Board.
** The Seligman Group of Funds currently consists of twenty-two registered investment companies, including the Fund.
*** Mr. Morris and Mr. Zino are considered "interested persons" of the Fund, as defined in the 1940 Act, by virtue of their positions with Seligman and its affiliates.
**** Dr. Fonseca became a member of the Board of Directors on July 19, 2007.

The standing committees of the Board include the Board Operations Committee, Audit Committee and Director Nominating Committee. These Committees are comprised solely of Directors who are not "interested" persons of the Fund as that term is defined in the 1940 Act. The duties of these Committees are described below.

Board Operations Committee. This Committee has authority generally to direct the operations of the Board, including the nomination of members of other Board Committees and the selection of legal counsel for the Fund. The Committee met six times during the year ended December 31, 2007. Members of the Committee are Messrs. McPherson (Chairman), Galvin, Maher, Richie, Shafer and Whitson, and Mses. Fonseca and Michel. In his capacity as Chairman of the Board Operations Committee, Mr. McPherson performs duties similar to those of a "lead independent director," as he chairs meetings of the independent Directors, and acts as a point of contact between the independent Directors and Seligman between board meetings in respect of general matters.

Audit Committee. This Committee recommends an independent registered public accounting firm for selection as auditors by the Board annually. In addition, the Committee assists the Board in its oversight of the Fund's financial reporting process and operates pursuant to a written charter. The Committee met twice during the year ended December 31, 2007. Members of the Committee are Messrs. Whitson (Chairman), Galvin, Maher and Richie.

Director Nominating Committee. This Committee selects and nominates persons for election as Directors by the Board. In addition, if a shareholder meeting is held where Directors are to be elected, the Committee will select and nominate persons for election as Directors at such shareholder meeting. The Committee may consider and evaluate nominee candidates properly submitted by shareholders if a vacancy among the Independent Directors of the Fund occurs and if, based on the Board's then current size, composition and structure, the Committee determines that the vacancy should be filled.

A shareholder or group of shareholders (referred to in either case as a "Nominating Shareholder") that, individually or as a group, has beneficially owned at least $10,000 of the Fund's shares for at least one year prior to the date the Nominating Shareholder submits a candidate for nomination as a director may submit one candidate to the Nominating Committee for consideration at a special meeting or other meeting of shareholders at which directors will be elected. Nominations will not be considered except in connection with such meetings of shareholders. To be timely for consideration by the Nominating Committee, the submission, including all required information, must be submitted in writing via first class mail to the attention of the Secretary of the Fund at 100 Park Avenue, New York, NY 10017 and received at such time as may be determined by the Fund's Board of Directors in its reasonable discretion. The Nominating Committee will consider only one candidate submitted by a Nominating Shareholder for nomination for election. The Nominating Committee will not consider self-nominated candidates or candidates nominated by members of a candidate's family, including such candidate's spouse, children, parents, uncles, aunts, grandparents, nieces and nephews.

The Nominating Committee will consider and evaluate candidates submitted by the Nominating Shareholder on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria may include the candidate's relevant knowledge, experience and expertise, the candidate's ability to carry out his or her duties in the best interests of the Fund and the candidate's ability to qualify as a disinterested director. The charter for the Nominating Committee, which provides a detailed description of the criteria used by the Nominating Committee as well as information required to be provided by shareholders submitting candidates for consideration by the Nominating Committee, may be obtained by writing to the Secretary of the Fund at the address above.

The Committee met twice during the year ended December 31, 2007. Members of the Committee are Messrs. Shafer (Chairman) and McPherson, and Ms. Michel.

Beneficial Ownership of Shares

As of December 31, 2007, the Directors beneficially owned shares in the Fund and the Seligman Group of Funds as follows:

                                                    Aggregate Dollar Range of
                     Dollar Range of Fund Shares  Shares Owned by Director in the
Name                     Owned By Director           Seligman Group of Funds
----                 ---------------------------  -------------------------------
                             INDEPENDENT DIRECTORS
Dr. Maureen Fonseca.           None                         $1-$10,000
John R. Galvin......        $1-$10,000                   $50,001-$100,000
John F. Maher.......        $1-$10,000                    Over $100,000
Frank A. McPherson..        $1-$10,000                    Over $100,000
Betsy S. Michel.....      $10,001-$50,000                 Over $100,000
Leroy C. Richie.....        $1-$10,000                    Over $100,000
Robert L. Shafer....           None                       Over $100,000
James N. Whitson....      $10,001-$50,000                 Over $100,000
                             INTERESTED DIRECTORS
William C. Morris...      $10,001-$50,000                 Over $100,000
Brian T. Zino.......        $1-$10,000                    Over $100,000

Compensation

                                                     Pension or      Total Compensation
                                     Aggregate   Retirement Benefits    from Fund and
                                   Compensation  Accrued as Part of   Fund Complex Paid
Name and Position with Fund        from Fund (1)    Fund Expenses    to Directors (1)(2)
---------------------------        ------------- ------------------- -------------------
Dr. Maureen Fonseca, Director (3).     $421              N/A              $ 43,565
John R. Galvin, Director..........      832              N/A               106,500
John F. Maher, Director (4).......      844              N/A               105,000
Frank A. McPherson, Director......      845              N/A               106,500
Betsy S. Michel, Director.........      899              N/A               112,500
Leroy C. Richie, Director.........      898              N/A               112,500
Robert L. Shafer, Director........      899              N/A               112,500
James N. Whitson, Director........      832              N/A               106,500

--------
(1)For the Fund's year ended December 31, 2007.
(2)As of December 31, 2007, the Seligman Group of Funds consisted of twenty-three registered investment companies, including the Fund.
(3)Dr. Fonseca became a member of the Board of Directors on July 19, 2007.
(4)Mr. Maher is deferring his fees.

No compensation is paid by the Fund to Directors or officers of the Fund who are employees of Seligman.

The Fund has a deferred compensation plan under which independent directors may elect to defer receiving their fees. A director who has elected deferral of his or her fees may choose a rate of return equal to either (1) the interest rate on short-term Treasury Bills, or (2) the rate of return on the shares of certain of the investment companies advised by Seligman, as designated by the director. The cost of such fees and earnings, when incurred, is included in directors' fees and expenses, and the accumulated balance thereof is included in other liabilities in the Fund's financial statements.

Mr. Maher is currently deferring compensation pursuant to the deferred compensation plan. Mr. Maher has accrued deferred compensation (including earnings/losses) in respect of the Fund in the amount of $837 as of December 31, 2007.

The Fund may, but is not obligated to, purchase shares of the other funds in the Seligman Group of Funds to hedge its obligations in connection with the Fund's deferred compensation plan.

Class A shares of the Fund may be issued without a sales charge to present and former directors (and their family members) of the Fund. Class A shares may be sold at net asset value to these persons since such sales require less sales effort and lower sales-related expenses as compared with sales to the general public.

Code of Ethics

Seligman, Seligman Advisors, their subsidiaries and affiliates, and the Seligman Group of Funds have adopted a Code of Ethics that sets forth the circumstances under which officers, directors and employees (collectively, "Employees") are permitted to engage in personal securities transactions. The Code of Ethics proscribes certain practices with regard to personal securities transactions and personal dealings, provides a framework for the reporting and monitoring of personal securities transactions by Seligman's Chief Compliance Officer, and sets forth a procedure of identifying, for disciplinary action, those individuals who violate the Code of Ethics. The Code of Ethics prohibits Employees (including all investment team members) from purchasing or selling any security or an equivalent security that is being purchased or sold by any client, or where the Employee intends, or knows of another's intention, to purchase or sell a security on behalf of a client. The Code also prohibits all Employees from acquiring securities in a private placement or in an initial or secondary public offering, unless prior approval has been obtained from Seligman's Chief Compliance Officer.

The Code of Ethics prohibits (1) each portfolio manager or member of an investment team from purchasing or selling any security within seven calendar days either before or after the purchase or sale of the security by a client's account (including investment company accounts) that the portfolio manager or investment team manages; (2) each Employee from profiting from short-term trading (a profitable purchase and sale or vice-versa within 60 days); and
(3) each member of an investment team from profiting from short sales of a security if, at that time, any client managed by that team has a long position in that security. Any profit realized pursuant to any of these prohibitions must be disgorged to a charitable organization.

Employees are required, except under very limited circumstances, to engage in personal securities transactions through a broker-dealer designated by Seligman. All transactions by Employees in non-exempt securities must be pre-cleared through Seligman's compliance system. This system is designed to prevent transactions in securities that would conflict with the interests of clients. All Employees are also required to disclose all securities beneficially owned by them upon commencement of employment and at the end of each calendar year.

A copy of the Code of Ethics is on public file with, and is available upon request from, the SEC. You can access it through the SEC's Internet site, www.sec.gov.

Proxy Voting Policies

Introduction. On behalf of the Fund, one or more independent third parties under the supervision of Seligman votes the proxies of the securities held in the Fund's portfolio in accordance with Seligman's criteria of what is in the best interests of the Fund's shareholders.

The financial interest of the shareholders of the Fund is the primary consideration in determining how proxies should be voted. Seligman has a responsibility to analyze proxy issues and to ensure that voting is accomplished in a way consistent with those financial interests. In the case of social and political responsibility issues, which do not involve financial considerations, it is not possible to fairly represent the diverse views of the Fund's shareholders. As a result, Seligman's policy generally is to abstain from voting on these issues. Notwithstanding the above, proposals seeking disclosure of certain matters relating to social and political issues may be supported if such disclosure is not deemed to be unduly burdensome.

The Proxy Voting Process. Proxies for securities held in the portfolio of the Fund will be received, processed and voted by one or more independent third parties under the supervision of Seligman pursuant to the guidelines (the "Guidelines") established by Seligman's Proxy Voting Committee (the "Committee"). A description of the Guidelines can be found below.

The Committee was established to set Seligman's policy and Guidelines, to consider new corporate governance issues as they arise, to assist in determining how Seligman will respond to such issues and to provide oversight of the proxy voting process. The Committee currently consists of Seligman's Chief Investment Officer (Chair), Seligman's Chief Financial Officer and Seligman's General Counsel.

Seligman subscribes to a service offered by an independent third party that provides research on proposals to be acted upon at shareholder meetings and assistance in the tracking, voting and recordkeeping of proxies.

Conflicts of Interests. Seligman's Chief Compliance Officer maintains a Proxy Watch List, which contains the names of those companies that may present the potential for conflict in the voting process with Seligman, Seligman Advisors or any Seligman affiliate. For example, the Proxy Watch List will include those portfolio companies for which Seligman separately manages assets in private accounts or which are significant distributors of Seligman's products and services. As described below, proxy voting for these companies will be subject to a higher level of consideration.

Deviations from Guidelines and Special Situations. Seligman recognizes that it may not always be in the best interest of the shareholders of the Fund to vote in accordance with the Guidelines on a particular issue. In such circumstances, Seligman may deviate from the Guidelines. A member of the Committee must approve any deviation from the Guidelines. Furthermore, a majority of the Committee's members must approve any deviation from the Guidelines for issuers included on the Proxy Watch List.

Similarly, one member of the Committee must approve the voting decision for proposals of a unique nature requiring a case-by-case analysis. A majority of the Committee must approve the voting decision for such proposals if the issuer is included on the Proxy Watch List. Seligman may consider the views of the management of a portfolio company, as well as the view of Seligman's investment professionals, when analyzing potential deviations from the Guidelines and for those proposals requiring a case-by-case evaluation.

Guidelines Summary. The Guidelines are briefly described as follows:

   1. Seligman votes with the recommendations of a company's board of directors on general corporate governance issues such as changing the company's name, ratifying the appointment of auditors and procedural matters relating to shareholder meetings.

   2. Seligman opposes, and supports the elimination of, anti-takeover proposals, including those relating to classified Boards, supermajority votes, poison pills, issuance of blank check preferred and establishment of classes with disparate voting rights.

   3. Seligman abstains from voting on issues relating to social and/or political responsibility, except for matters relating to disclosure issues if not deemed unduly burdensome for the company (e.g., political contributions).

   4. Seligman votes for stock option plans, increases in the number of shares under existing stock option plans and other amendments to the terms of such plans; provided, that the overall dilution of all active stock option plans does not exceed 10% on a fully diluted basis and are otherwise considered to align the interest of the company with those of shareholders (e.g., all such plans must specifically prohibit repricing).

   5. Seligman generally votes with the recommendations of a company's board of directors on other matters relating to executive compensation, unless considered excessive.

   6. Seligman will withhold voting for the entire board of directors (or individual directors as the case may be) if: (a) less than 75% of the board is independent; (b) the board has a nominating or compensation committee of which less than 75% of its members are independent; (c) the board has recommended shareholders vote for an anti-takeover device which Seligman votes against; or
(d) the board has recommended a matter relating to a stock option plan or stock purchase plan which Seligman votes against.

   7. Seligman will vote for proposals relating to the authorization of additional common stock up to 5 times that currently outstanding.

   8. Seligman will vote for proposals to effect stock splits.

   9. Seligman will vote for proposals authorizing share repurchase programs.

   10. Seligman will vote against authorization to transact unidentified business at the meeting.

   11. Acquisitions, mergers, reorganizations, reincorporations and other similar transactions will be voted on a case-by-case basis.

   12. Proposals to amend a company's charter or by-laws (other than as identified above) will be voted on a case-by-case basis.

   13. Seligman will vote against all proposals where the company did not provide adequate information to make a decision.

   14. Seligman abstains from voting shares which have recently been sold or for which information was not received on a timely basis.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, is available
(i) without charge upon request by calling toll free (800) 221-2450 in the US or collect (212) 682-7600 outside the US and (ii) on the SEC's website at www.sec.gov. Information for each new 12-month period ending June 30 will be available no later than August 31 of that year.

              Control Persons and Principal Holders of Securities

Control Persons

As of April 2, 2008, there was no person or persons who controlled the Fund, either through a significant ownership of shares or any other means of control.

Principal Holders

As of April 2, 2008, the following principal holders owned of record 5% or more of the then outstanding shares of capital stock of a Class of shares of the
Fund:

                                                                                                            Percentage of
                                                                                                                Total
Name and Address                                                                                      Class  Shares Held
----------------                                                                                      ----- -------------
MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville, FL
  32246..............................................................................................   B       14.63%

Morgan Stanley &Co, Harborside Financial Center, Plaza II, 3rd Floor, Jersey City, NJ 07311..........   B        6.43%

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York, NY
  10001..............................................................................................   B        7.03%

Citigroup Global House Accounts, Attn Peter Booth, 7/th/ Floor, 333 West 34/th/ Street, New York, NY
  10001..............................................................................................   C       16.36%

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville, FL
  32246..............................................................................................   D       21.21%

Patterson & Co FBO The J. & W. Seligman & Co. Incorporated Matched Accumulation Plan, 1525
  West Wt Harris Blvd., Charlotte, NC 28288-1151.....................................................   I       78.87%

Patterson & Co FBO The Seligman Data Corp. 401K/Thrift Plan, Attn: Pension Plan Services, 1525
  West Wt Harris Blvd., Charlotte, NC 28288-1151.....................................................   I       20.91%

MG Trust Company FBO Cardinal Buses Inc. 401(K) Plan, 700 17/th/ Street, Suite 300, Denver, CO
  80202..............................................................................................   R       58.03%

MLPF&S FBO Customers, Attn: Fund Administration, 4800 Deer Lake Drive East, Jacksonville, FL
  32246..............................................................................................   R       38.09%

Management Ownership

As of April 2, 2008, Directors and officers of the Fund as a group owned less than 1% of the Fund's Class A shares of the then outstanding shares of capital stock of the Fund. As of the same date, Directors and officers of the Fund did not own any Class B shares, Class C shares, Class D shares or Class R shares of the Fund.

As of April 2, 2008, Directors and officers of the Fund as a group owned 6.50% of the Fund's Class I shares of the then outstanding shares of capital stock of the Fund.

                    Investment Advisory and Other Services

Investment Manager

Subject to the control of the Fund's Board of Directors, Seligman manages the investment of the assets of the Fund and administers its business and other affairs pursuant to a management agreement approved by the Board of Directors and the initial shareholders of the Fund (the "Management Agreement"). As of the date of this SAI, Seligman also served as investment manager to twenty-one other US registered investment companies which, together with the Fund, make up the "Seligman Group of Funds." There are no other management-related service contracts under which services are provided to the Fund. No person or persons, other than the directors, officers or employees of Seligman and the Fund regularly advise the Fund or Seligman with respect to the Fund's investments.

Seligman is a successor firm to an investment banking business founded in 1864 which has thereafter provided investment services to individuals, families, institutions, and corporations. Mr. William C. Morris, Chairman and Director of Seligman and Chairman of the Board of Directors and Director of the Fund, owns a majority of the outstanding voting securities of Seligman and is a controlling person of Seligman.

All of the officers of the Fund listed above are officers or employees of Seligman. Their affiliations with the Fund and with Seligman are provided under their principal business occupations.

The Fund pays Seligman a management fee for its services, calculated daily and payable monthly. The management fee is equal to 0.60% per annum of the Fund's average daily net assets on the first $1 billion of net assets, 0.55% per annum of the Fund's average daily net assets on the next $1 billion of net assets and 0.50% per annum of the Fund's average daily net assets in excess of $2 billion. For the years ended December 31, 2007, 2006 and 2005, the Fund paid Seligman $516,284, $519,936 and $604,786, equal to 0.60% per annum of its average daily net assets for that particular year. For the year ended December 31, 2007, Seligman voluntarily agreed to reimburse $3,982 of expenses for Class I shares, of which $3,521 Seligman owed to the Fund at December 31, 2007. For the year ended December 31, 2006, Seligman voluntarily agreed to reimburse $1,713 of expenses for the Class I shares.

The Fund pays all of its expenses other than those assumed by Seligman, including administration, shareholder services and distribution fees, fees and expenses of independent attorneys and auditors, taxes and governmental fees, including fees and expenses of qualifying the Fund and its shares under federal and state securities laws, and expenses of repurchase or redemption of shares, expenses of printing and distributing reports, notices and proxy materials to shareholders, expenses of printing and filing reports and other documents with governmental agencies, expenses of shareholders' meetings, expenses of corporate data processing and related services, shareholder record keeping and shareholder account services, fees and disbursements of transfer agents and custodians, expenses of disbursing dividends and distributions, fees and expenses of directors of the Fund not employed by or serving as a Director of Seligman or its affiliates, insurance premiums, interest on borrowings, and extraordinary expenses, such as litigation expenses.

The Management Agreement provides that Seligman will not be liable to the Fund for any error of judgment or mistake of law, or for any loss arising out of any investment, or for any act or omission in performing its duties under the Management Agreement, except for willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under the Management Agreement.

The Management Agreement was initially approved by the Board of Directors at a meeting held on September 30, 1988 and by the shareholders at a special meeting held on December 16, 1988. Amendments to the Management Agreement, effective April 10, 1991, to increase the fee rate payable to Seligman by the Fund, were approved by the Board of Directors on January 17, 1991 and by the shareholders at a special meeting held on April 10, 1991. The amendments to the Management Agreement, effective January 1, 1996 to increase the fee rate payable to Seligman by the Fund were approved by the Board of Directors on September 21, 1995 and by the shareholders at a special meeting held on December 12, 1995. The Management Agreement will continue in effect until December 31 of each year if (1) such continuance is approved in the manner required by the 1940 Act (i.e., by a vote of a majority of the Board of Directors or of the outstanding voting securities of the Fund and by a vote of a majority of the Directors who are not parties to the Management Agreement or interested persons of any such party) and (2) Seligman shall not have notified the Fund at least 60 days prior to December 31 of any year that it does not desire such continuance. The Management Agreement may be terminated by the Fund, without penalty, on 60 days' written notice to Seligman and will terminate automatically in the event of its assignment. The Fund has agreed to change its name upon termination of the Management Agreement if continued use of the name would cause confusion in the context of Seligman's business.

Principal Underwriter

Seligman Advisors, an affiliate of Seligman, located at 100 Park Avenue, New York, New York 10017, acts as general distributor of the shares of the Fund and of each of the other mutual funds in the Seligman Group of Funds. Seligman Advisors is an "affiliated person" (as defined in the 1940 Act) of Seligman, which is itself an affiliated person of the Fund. Those individuals identified above under "Management Information" as directors or officers of both the Fund and Seligman Advisors are affiliated persons of both entities.

Services Provided by the Investment Manager

Under the Management Agreement, dated December 29, 1988, as amended April 10, 1991 and January 1, 1996, subject to the control of the Fund's Board of Directors, Seligman manages the investment of the assets of the Fund, including making purchases and sales of portfolio securities consistent with the Fund's investment objectives and policies, and administers its business and other affairs. Seligman provides the Fund with such office space, administrative and other services and executive and other personnel as are necessary for Fund operations. Seligman pays all of the compensation of directors of the Fund who are employees or consultants of Seligman and of the officers and employees of the Fund. Seligman also provides senior management for Seligman Data Corp. ("SDC"), the Fund's shareholder service agent.

Service Agreements

There are no other management-related service contracts under which services are provided to the Fund.

Other Investment Advice

No person or persons, other than directors, officers, or employees of Seligman, regularly advise the Fund or Seligman with respect to the Fund's investments.

Dealer Reallowances

Dealers and financial advisors receive a percentage of the initial sales charge on sales of Class A shares of the Fund, as set forth below:

Class A shares:

                                                             Regular Dealer
                           Sales Charge     Sales Charge      Reallowance
                            as a % of       as a % of Net      As a % of
   Amount of Purchase   Offering Price (1) Amount Invested Offering Price (1)
   ------------------   ------------------ --------------- ------------------
   Less than $50,000...        5.75%            6.10%             5.00%
   $50,000 - $99,999...        4.50             4.71              4.00
   $100,000 - $249,999.        3.50             3.63              3.00
   $250,000 - $499,999.        2.50             2.56              2.25
   $500,000 - $999,999.        2.00             2.04              1.75
   $1,000,000 and over.        0.00             0.00              0.00

--------
(1)"Offering Price" is the amount that you actually pay for Fund shares; it includes the initial sales charge.

Seligman Services, Inc. ("Seligman Services"), an affiliate of Seligman, is a limited purpose broker/dealer. Prior to January 1, 2006, Seligman Services received commissions from certain sales of Fund shares. Accordingly, for the year ended December 31, 2005, Seligman Services received commissions in the amount of $836.

Rule 12b-1 Plan

The Fund has adopted an Administration, Shareholder Services and Distribution Plan ("12b-1 Plan") in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder.

Under the 12b-1 Plan, the Fund may pay to Seligman Advisors an administration, shareholder services and distribution fee in respect of the Fund's Class A, Class B, Class C, Class D and Class R shares. (Effective at the close of business on May 16, 2008, the Fund's Class D shares will be combined with Class C shares, and Class D shares will no longer be available. After Class D shares are combined with Class C shares, all former Class D shareholders will be subject to the Fund's Rule 12b-1 Plan in respect of Class C shares, which is identical in its terms to Class D shares. There is no administration, shareholder services and distribution fee in respect of the Fund's Class I shares.) Payments under the 12b-1 Plan may include, but are not limited to: (1) compensation to securities dealers and other organizations ("Service Organizations") for providing distribution assistance with respect to assets invested in the Fund; (2) compensation to Service Organizations for providing administration, accounting and other shareholder services with respect to Fund shareholders; and (3) otherwise promoting the sale of shares of the Fund, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and defraying Seligman Advisors' costs incurred in connection with its marketing efforts with respect to shares of the Fund. Seligman, in its sole discretion, may also make similar payments to Seligman Advisors from its own resources, which may include the management fee that Seligman receives from the Fund. Payments made by the Fund under the 12b-1 Plan are intended to be used to encourage sales of shares of the Fund, as well as to discourage redemptions.

Fees paid by the Fund under the 12b-1 Plan with respect to any class of shares may not be used to pay expenses incurred solely in respect of any other class or any other Seligman fund. Expenses attributable to more than one class of the Fund are allocated between the classes in accordance with a methodology approved by the Fund's Board of Directors. Expenses of distribution activities that benefit both the Fund and other Seligman funds will be allocated among the applicable funds based on relative gross sales during the quarter in which such expenses are incurred, in accordance with a methodology approved by the Board of Directors of the Fund.

Class A

Under the 12b-1 Plan, the Fund, with respect to Class A shares, is authorized to pay monthly to Seligman Advisors a service fee at an annual rate of up to 0.25% of the average daily net asset value of the Class A shares. This fee is used by Seligman Advisors exclusively to make payments to Service Organizations which have entered into agreements with Seligman Advisors. Such Service Organizations receive from Seligman Advisors a continuing fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class A shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The fee payable to Service Organizations from time to time shall, within such limits, be determined by the Directors of the Fund. The Fund is not obligated to pay Seligman Advisors for any such costs it incurs in excess of the fee described above. No expense incurred in one year by Seligman Advisors with respect to Class A shares of the Fund may be paid from Class A 12b-1 fees received from the Fund in any other year. If the Fund's 12b-1 Plan is terminated in respect of Class A shares, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors with respect to Class A shares. The total amount paid by the Fund to Seligman Advisors in respect of Class A shares for the year ended December 31, 2007 was $160,475, equivalent to 0.25% per annum of the Class A shares' average daily net assets.

Class B

Under the 12b-1 Plan, the Fund, with respect to Class B shares, is authorized to pay monthly a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of the Class B shares. This fee is comprised of (1) a distribution fee equal to 0.75% per annum, substantially all of which is paid directly to one or more third parties that have purchased Seligman Advisor's rights to this fee (the "Purchasers") to compensate them for having funded, at the time of sale of Fund shares (i) a 4% commission payment to Service Organizations in connection with the sale of the Class B shares and (ii) prior to August 1, 2004, a payment of up to 0.35% of sales to Seligman Advisors to help defray its costs of distributing Class B shares; and (2) a service fee of up to 0.25% per annum which is paid to Seligman Advisors. A small portion of the distribution fee is paid to Seligman Advisors in connection with sales of Class B shares for which no commissions are paid; Seligman Advisors may pay the entire 12b-1 fee to Service Organizations who have not received any sales commission for the sale of Class B shares. The service fee is used by Seligman Advisors exclusively to make payments to Service Organizations which have entered into agreements with Seligman Advisors. Such Service Organizations receive from Seligman Advisors a continuing service fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class B shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The amounts expended by Seligman Advisors or the Purchasers in any one year upon the initial purchase of Class B shares of the Fund may exceed the 12b-1 fees paid by the Fund in that year. The Fund's 12b-1 Plan permits expenses incurred in respect of Class B shares in one year to be paid from Class B 12b-1 fees received from the Fund in any other year; however, in any fiscal year the Fund is not obligated to pay any 12b-1 fees in excess of the fees described above. Seligman Advisors and the Purchasers are not reimbursed for expenses which exceed such fees. If the Fund's 12b-1 Plan is terminated in respect of Class B shares, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors or the Purchasers with respect to Class B shares.

The total amount paid by the Fund in respect of Class B shares for the year ended December 31, 2007 was $48,111, equivalent to 1% per annum of the Class B shares' average daily net assets.

Class C

Under the 12b-1 Plan, the Fund, with respect to Class C shares, is authorized to pay monthly to Seligman Advisors a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of the Class C shares. This fee is used by Seligman Advisors as follows: During the first year following the sale of Class C shares, a distribution fee of 0.75% of the average daily net assets attributable to such Class C shares is used, along with any contingent deferred sales charge ("CDSC") proceeds, to (1) reimburse Seligman Advisors for its
(A) payment at the time of sale of Class C shares of a 0.75% sales commission to Service Organizations or (B) ongoing payment of 0.75% of the average daily net assets attributable to such Class C shares to Service Organizations who elect not to receive a time of sale payment, and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of Seligman Advisors. In addition, during the first year following the sale of Class C shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class C shares is used to reimburse Seligman Advisors for its prepayment to Service Organizations at the time of sale of Class C shares of a service fee of 0.25% of the net asset value of the Class C share sold (for shareholder services to be provided to Class C shareholders over the course of the one year immediately following the sale) and for its ongoing payment of a service fee of 0.25% of the average daily net assets attributable to such Class C shares to those Service Organizations who elect not to receive a time of sale payment. The payment of service fees to Seligman Advisors is limited to amounts Seligman Advisors actually paid to Service Organizations as service fees at either the time of sale or the ongoing service fees paid to Service Organizations who elect not to receive such service fees at the time of sale. After the initial one-year period following a sale of Class C shares, the 12b-1 fee attributable to such Class C shares is paid to Service Organizations for providing continuing shareholder services and distribution assistance in respect of the Fund. The total amount paid by the Fund to Seligman Advisors in respect of Class C shares for the year ended December 31, 2007 was $57,052, equivalent to 1% per annum of the Class C shares' average daily net assets.

The amounts expended by Seligman Advisors in any one year with respect to Class C shares of the Fund may exceed the 12b-1 fees paid by the Fund in that year. The Fund's 12b-1 Plan permits expenses incurred by Seligman Advisors in respect of Class C shares in one year to be paid from Class C 12b-1 fees in any other year; however, in any year the Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2007, Seligman Advisors incurred $352,102 of expenses in respect of the Fund's Class C shares that were not reimbursed from the amount received from the Fund's 12b-1 Plan. This amount is equal to 6.84% of the net assets of Class C shares at December 31, 2007.

If the Fund's 12b-1 Plan is terminated in respect of Class C shares of the Fund, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors with respect to Class C shares.

Class D (NOT AVAILABLE AFTER MAY 16, 2008)

Effective at the close of business on May 16, 2008, the Fund's Class D shares will be combined with Class C shares, and Class D shares will no longer be available. After Class D shares are combined with Class C shares, all former Class D shareholders will be subject to the Fund's Rule 12b-1 plan in respect of Class C shares (as described immediately above), which is identical in its terms to Class D shares. Accordingly, the description of the Fund's 12b-1 Plan in respect of Class D shares will not be relevant after May 16, 2008.

Under the 12b-1 Plan, the Fund, with respect to Class D shares, is authorized to pay monthly to Seligman Advisors a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of the Class D shares. This fee is used by Seligman Advisors as follows: During the first year following the sale of Class D shares, a distribution fee of 0.75% of the average daily net assets attributable to such Class D shares is used, along with any CDSC proceeds, to
(1) reimburse Seligman Advisors for its (A) payment at the time of sale of Class D shares of a 0.75% sales commission to Service Organizations or
(B) ongoing payment of 0.75% of the average daily net assets attributable to such Class D shares to Service Organizations who elect not to receive a time-of-sale payment and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of Seligman Advisors. In addition, during the first year following the sale of Class D shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class D shares is used to reimburse Seligman Advisors for its prepayment to Service Organizations at the time of sale of Class D shares of a service fee of 0.25% of the net asset value of the Class D shares sold (for shareholder services to be provided to Class D shareholders over the course of the one year immediately following the sale) and for its ongoing payment of a service fee of 0.25% of the average daily net assets attributable to such Class D shares to those Service Organizations who elect not to receive a time-of-sale payment. The payment of service fees to Seligman Advisors is limited to amounts Seligman Advisors actually paid to Service Organizations as service fees at either the time of sale or the ongoing service fees paid to Service Organizations who elect not to receive such service fee at the time of sale. After the initial one-year period following a sale of Class D shares, the 12b-1 fee attributable to such Class D shares is paid to Service Organizations for providing continuing shareholder services and distribution assistance in respect of the Fund. The total amount paid by the Fund to Seligman Advisors in respect of Class D shares for the year ended December 31, 2007 was $89,808, equivalent to 1% per annum of the Class D shares' average daily net assets.

The amounts expended by Seligman Advisors in any one year with respect to Class D shares of the Fund may exceed the 12b-1 fees paid by the Fund in that year. The Fund's 12b-1 Plan permits expenses incurred by Seligman Advisors in respect of Class D shares in one year to be paid from Class D 12b-1 fees in any other year; however, in any year the Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2007, Seligman Advisors incurred $1,238,463 of expenses in respect of the Fund's Class D shares that were not reimbursed from amount received from the Fund's 12b-1 Plan. This amount is equal to 15.26% of the net assets of Class D shares at December 31, 2007.

If the Fund's 12b-1 Plan is terminated in respect of Class D shares of the Fund, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors with respect to Class D shares.

Class R

Under the 12b-1 Plan, the Fund, with respect to Class R shares, is authorized to pay monthly to Seligman Advisors a 12b-1 fee at an annual rate of up to 0.50% of the average daily net asset value of the Class R shares. This 12b-1 fee is comprised of (1) a distribution fee equal to 0.25% of the average daily net assets attributable to the Class R shares and (2) a service fee of up to 0.25% of the average daily net asset value of the Class R shares. The 12b-1 fee is used by Seligman Advisors in one of two ways, depending on the payout option chosen by Service Organizations. This fee is used by Seligman Advisors as follows:

Option 1 - Service Organization opts for time-of-sale payment. A distribution fee of 0.25% of the average daily net assets attributable to such Class R shares is used, along with any CDSC proceeds, to (1) reimburse Seligman Advisors for its payment at the time of sale of Class R shares of a 0.75% sales commission to the Service Organization, and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of Seligman Advisors. In addition, during the first year following the sale of Class R shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class R shares is used to reimburse Seligman Advisors for its prepayment to the Service Organization at the time of sale of Class R shares of a service fee of 0.25% of the net asset value of the Class R shares sold (for shareholder services to be provided to Class R shareholders over the course of the one year immediately following the sale). After the initial one-year period following a sale of Class R shares, the 0.25% servicing fee is used to reimburse Seligman Advisors for its payments to the Service Organization for providing continuing shareholder services. The payment of service fees to Seligman Advisors is limited to amounts Seligman Advisors actually paid to Service Organizations at the time of sale as service fees.

Option 2 - Service Organization does not opt for time-of-sale payment. The entire 12b-1 fee attributable to the sale of the Class R shares, along with any CDSC proceeds, is used to (1) reimburse Seligman Advisors for its on-going payment of the entire 12b-1 fees attributable to such Class R shares to the Service Organization for providing continuing shareholder services and distribution assistance in respect of the Fund and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and prospectuses to prospective investors and other marketing costs of Seligman Advisors.

The total amount paid by the Fund to Seligman Advisors in respect of Class R shares for the year ended December 31, 2007 was $443, equivalent to 0.50% per annum of each Fund's Class R shares' average daily net assets.

The amounts expended by Seligman Advisors in any one year with respect to Class R shares of the Fund may exceed the 12b-1 fees paid by the Fund in that year. The Fund's 12b-1 Plan permits expenses incurred by Seligman

Advisors in respect of Class R shares in one fiscal year to be paid from Class R 12b-1 fees in any other fiscal year; however, in any fiscal year the Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of December 31, 2007, Seligman Advisors incurred $6,906 of expenses in respect of Class R shares of the Fund that were not reimbursed from amounts received from the Fund's 12b-1 Plan. These amounts are equal to 10.55% of the net assets of Class R shares as of December 31, 2007.

If the 12b-1 Plan is terminated in respect of Class R shares of the Fund, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to Seligman Advisors with respect to Class R shares.

Payments made by the Fund under the 12b-1 Plan for its year ended December 31, 2007, were spent on the following activities in the following amounts:

                                    Class A  Class B Class C Class D Class R
    -                               -------- ------- ------- ------- -------
    Compensation to underwriters... $    -0- $    87 $ 4,065 $ 4,678  $  3
    Compensation to broker/dealers.  160,475  12,018  52,987  85,130   440
    Other Compensation*............      -0-  36,006     -0-     -0-   -0-

--------
* Payment is made to the Purchasers to compensate them for having funded, at the time of sale, payments to broker/dealers and underwriters.

The 12b-1 Plan was initially approved on July 16, 1992 by the Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any agreement related to the 12b-1 Plan ("Qualified Directors") and was approved by shareholders of the Fund at a Special Meeting of the Shareholders held on November 23, 1992. The 12b-1 Plan became effective in respect of the Class A shares on January 1, 1993. The 12b-1 Plan was approved in respect of the Class B shares on March 21, 1996 by the Board of Directors of the Fund, including a majority of the Qualified Directors, and became effective in respect of the Class B shares on April 22, 1996. The 12b-1 Plan was approved in respect of the Class C shares on May 20, 1999 by the Board of Directors, including a majority of the Qualified Directors, and became effective in respect of the Class C shares on June 1, 1999. The 12b-1 Plan was approved in respect of the Class D shares on March 18, 1993 by the Board of Directors, including a majority of the Qualified Directors, and became effective in respect of the Class D shares on May 1, 1993. The 12b-1 plan was approved in respect of Class R shares on March 20, 2003 by the Board of Directors, including a majority of the Qualified Directors, and became effective in respect of Class R shares on April 30, 2003. The 12b-1 Plan will continue in effect until December 31 of each year so long as such continuance is approved annually by a majority vote of both the Directors of the Fund and the Qualified Directors, cast in person at a meeting called for the purpose of voting on such approval. The 12b-1 Plan may not be amended to increase materially the amounts payable to Service Organizations with respect to a class without the approval of a majority of the outstanding voting securities of the class. If the amount payable in respect of Class A shares under the 12b-1 Plan is proposed to be increased materially, the Fund will either (1) permit holders of Class B shares to vote as a separate class on the proposed increase or (2) establish a new class of shares subject to the same payment under the 12b-1 Plan as existing Class A shares, in which case the Class B shares will thereafter convert into the new class instead of into Class A shares. No material amendment to the 12b-1 Plan may be made except by vote of a majority of both the Directors and the Qualified Directors.

The 12b-1 Plan requires that the Treasurer of the Fund shall provide to the Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended (and purposes therefor) under the 12b-1 Plan. Rule 12b-1 also requires that the selection and nomination of Directors who are not "interested persons" of the Fund be made by such disinterested Directors. The 12b-1 Plan is reviewed annually by the Directors.

Seligman Services acts as a broker/dealer of record for shareholder accounts that do not have a designated financial advisor. As such, it receives compensation pursuant to the Fund's 12b-1 Plan for providing personal services and account maintenance to such accounts. For the year ended December 31, 2007, Seligman Services received service fees pursuant to the Fund's 12b-1 Plan of $18,692.

Other Service Providers

SDC, which is owned by certain other investment companies in the Seligman Group, is the shareholder service agent and dividend-paying agent for the Fund. SDC charges the Fund at cost for its services. These costs may include amounts paid by SDC to financial intermediaries and other third parties who provide sub-transfer agency services.

Certain officers and directors of the Fund are also officers and directors of SDC. SDC's address is 100 Park Avenue, New York, NY 10017.

                              Portfolio Managers

For the purposes of this discussion, each member of the portfolio team is referred to as a "portfolio manager." The following table sets forth certain additional information from that discussed in the Prospectuses with respect to the portfolio managers of the Fund. Unless noted otherwise, all information is provided as of December 31, 2007.

Other Accounts Managed by Portfolio Managers. The table below identifies, for each of the portfolio managers, the number of accounts managed (other than the Fund) and the total assets in such accounts, within each of the following categories: other registered investment companies, other pooled investment vehicles, and other accounts. None of the accounts noted below has an advisory fee based on performance of the account. For purposes of the tables below, each series or portfolio of a registered investment company is treated as a separate registered investment company.

                        Other Registered Investment           Other Pooled Investment
Portfolio Manager                Companies                            Vehicles                         Other Accounts
-----------------    ----------------------------------- ----------------------------------- ------------------------------------
John B. Cunningham   8 Other Registered Investment       0 Other Pooled Investment           11 Other Accounts with
                     Companies with approximately        Vehicles.                           approximately $1.4 million in total
                     $2.8 billion in net assets under                                        assets under management.
                     management.

Francis L. Mustaro   5 Other Registered Investment       1 Other Pooled Investment Vehicle   20 Other Accounts with
                     Companies with approximately        with approximately $1.2 million in  approximately $310 million in
                     $272.6 million in net assets under  net assets under management.        total assets under management.
                     management.

J. Eric Misenheimer  2 Other Registered Investment       1 Other Pooled Investment Vehicle   3 Other Accounts with
                     Company with approximately          with approximately $6.7 million in  approximately $607,000 in total
                     $286.9 million in net assets under  net assets under management.        assets under management.
                     management.

Eric J. Voss         7 Other Registered Investment       0 Other Pooled Investment           20 Other Accounts with
                     Companies with approximately        Vehicles.                           approximately $245.8 million in
                     $3.6 billion in net assets under                                        total assets under management.
                     management.

Paul A. Langlois     2 Other Registered Investment       1 Other Pooled Investment Vehicle   1 Other Account with
                     Companies with approximately        with approximately $6.7 million in  approximately $146,000 in total
                     $286.9 million in net assets under  net assets under management.        assets under management.
                     management.

Henry P. Rose        2 Other Registered Investment       1 Other Pooled Investment Vehicle   3 Other Accounts with
                     Companies with approximately        with approximately $6.7 million in  approximately $959,000 in total
                     $286.9 million in net assets under  net assets under management.        assets under management.
                     management.

Compensation/Material Conflicts of Interest. Set forth below is an explanation of the structure of, and method(s) used to determine portfolio manager compensation. Also set forth below is an explanation of material conflicts of interest that may arise between a portfolio manager's management of the Fund's investments and investments in other accounts.

Compensation:

For the year ended December 31, 2007, as compensation for his responsibilities, including those relating to his responsibilities as Chief Investment Officer of Seligman, Mr. Cunningham received a fixed base salary and a bonus. The amount of Mr. Cunningham's bonus was based on (i) a guaranteed minimum amount and
(ii) a performance component based on the weighted average pre-tax investment performance of three investment companies (one of which is the Fund) for which Mr. Cunningham serves as portfolio manager as compared with the funds constituting the Lipper Large-Cap Core Funds Average for the three-year period ending December 31, 2007.

For the year ended December 31, 2007, as compensation for his responsibilities, Mr. Mustaro received a base salary and a discretionary bonus. The discretionary bonus was based on numerous qualitative and quantitative factors relating to Mr. Mustaro's responsibilities as portfolio manager and Investment Grade Team Leader. The factors include, among other things, the investment performance of the Seligman mutual funds managed by Mr. Mustaro (including the Fund) as compared with these funds' respective Lipper averages, primarily for the year 2007, but also for the previous year since Mr. Mustaro joined Seligman, an evaluation of Mr. Mustaro's leadership abilities with respect to his investment team, his contributions to Seligman's other investment teams, as well as the competitive environment to retain his services.

For the year ended December 31, 2007, as compensation for his responsibilities, Mr. Misenheimer received a base salary and a discretionary bonus. The discretionary bonus was based on numerous qualitative and quantitative factors relating to Mr. Misenheimer's responsibilities as portfolio manager and High Yield Team Leader. The factors included, among other things, the investment performance of the Seligman mutual funds managed by Mr. Misenheimer (including the Fund) as compared with these funds' respective Lipper averages, primarily for the year 2007, but also for the previous years since Mr. Misenheimer joined Seligman, an evaluation of Mr. Misenheimer's leadership abilities with respect to his investment team, his contributions to Seligman's other investment teams, as well as the competitive environment for Mr. Misenheimer's services.

For the year ended December 31, 2007, as compensation for his responsibilities, Mr. Voss received (i) a fixed base salary; (ii) a fixed minimum bonus; and
(iii) a bonus based on the investment performance of two other investment companies for which Mr. Voss serves as Portfolio Manager (the "Voss Funds") as compared with the funds constituting the Lipper averages that include the Voss Funds.

As compensation for their responsibilities, each of Messrs. Langlois and Rose received a base salary and discretionary bonus for the year ended December 31, 2007.

Discretionary bonuses for each of Messrs. Langlois and Rose were based on numerous qualitative and quantitative factors, including, among other things, an evaluation of each portfolio manager's skills as a research analyst (i.e., quality of research), their particular contributions to their respective investments teams (as well as their contributions to other Seligman investment teams), their ability to take initiative with respect to new roles/responsibilities, their leadership abilities and potential for growth as a portfolio manager, their ability to assimilate new concepts and ideas, their ability to work within a team structure, as well as the competitive environment for the portfolio manager's services.

To reduce the amount of time the portfolio managers dedicate to marketing efforts and client services, the Fund's investment teams have experienced product managers that act as the primary liaisons between Seligman Advisors' marketing department and the investment teams.

Conflicts of Interest:

Actual or potential conflicts of interest may arise from the fact that Seligman, and the portfolio managers of the Fund have day-to-day management responsibilities with respect to accounts of clients of Seligman other than the Fund ("Other Accounts"). Seligman has policies and procedures intended to mitigate or manage the conflicts of interest described below. There is no guarantee that any such policies or procedures will detect each and every situation in which a conflict of interest arises.

Seligman may receive higher compensation with respect to Other Accounts (including accounts which are private investment funds or have performance or higher fees paid to Seligman, or in which one or more portfolio managers have direct or indirect personal interest in the receipt of such fees) than that received with respect to the Fund. This may create a potential conflict of interest for Seligman or its portfolio managers by providing an incentive to favor these Other Accounts when, for example, placing securities transactions. In addition, Seligman could be viewed as having a conflict of interest to the extent that Seligman or an affiliate has a proprietary investment in one or more Other Accounts, the portfolio managers have personal investments, directly or indirectly, in one or more Other Accounts or the Other Accounts are investment options in Seligman's employee benefit plans. Potential conflicts of interest may arise with both the aggregation and allocation of securities transactions and allocation of limited investment opportunities. Allocations of aggregated trades, particularly trade orders that were only partially completed due to limited availability, and allocation of investment opportunities generally, could raise a potential conflict of interest, as Seligman may have an incentive to allocate securities that are expected to increase in value to favored accounts. Initial public offerings, in particular, are frequently of very limited availability. Seligman may be perceived as causing accounts it manages to participate in an offering to increase Seligman's overall allocation of securities in that offering. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account or when a sale in one account lowers the sale price received in a sale by a second account. Because Seligman manages accounts that engage in short sales of securities of the type in which many clients may invest, Seligman could be seen as harming the performance of certain client accounts (i.e., those not engaging in short sale transactions) for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. Conversely, Seligman could be seen as benefiting those accounts that may engage in short sales through the sale of securities held by other clients to the extent that such sales reduce the cost to cover the short positions.

Seligman and its affiliates may at times give advice or take action with respect to accounts that differs from the advice given other accounts. A particular security may be bought or sold only for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. Simultaneous portfolio transactions in the same security by multiple clients may tend to decrease the prices received by clients for sales of such securities and increase the prices paid by clients for purchases of such securities. A conflict may also arise to the extent that Seligman advises multiple accounts which own different capital structures of an issuer (e.g., bonds versus common stocks). This conflict may be more pronounced if such an issuer files for bankruptcy and Seligman participates in negotiations to restructure that issuer.

Employees of Seligman, including portfolio managers, may engage in personal trading, subject to Seligman's Code of Ethics. In addition to the general conflicts noted above, personal trading by employees may create apparent or actual conflicts to the extent that one or more employees personally benefit or appear to benefit from subsequent trading by clients in similar securities.

Because portfolio managers of Seligman manage multiple client accounts, portfolio mangers may devote unequal time and attention to the portfolio management of client accounts.

Securities Ownership. As of December 31, 2007, Mr. Cunningham owned between $50,0001 - $100,000 of the shares of the Fund. As of the same date, no other portfolio manager owned shares of the Fund.

                   Brokerage Allocation and Other Practices

Brokerage Transactions

Seligman will seek the most favorable price and execution in the purchase and sale of portfolio securities of the Fund. When two or more of the investment companies in the Seligman Group of Funds or other investment advisory clients of Seligman desire to buy or sell the same security at the same time, the securities purchased or sold are allocated by Seligman in a manner believed to be equitable to each. There may be possible advantages or disadvantages of such transactions with respect to price or the size of positions readily obtainable or saleable.

In over-the-counter markets, the Fund deals with responsible primary market makers unless a more favorable execution or price is believed to be obtainable. The Fund may buy securities from or sell securities to dealers acting as principal in accordance with applicable law.

Corporate bonds and other fixed-income securities are generally traded on the over-the-counter market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. The Fund will engage in transactions with these dealers or deal directly with the issuer. Prices paid to dealers will generally include a "spread," i.e., the difference between the prices at which a dealer is willing to purchase or to sell the security at that time.

For the years ended December 31, 2007, 2006 and 2005, the Fund paid total brokerage commissions to others for execution, research and statistical services in the amounts of $244,162, $435,618 and $191,165, respectively. The increase in commissions paid resulted from, among other factors, an increase in portfolio turnover.

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

Commissions

For the years ended December 31, 2007, 2006 and 2005, the Fund did not execute any portfolio transactions with, and therefore did not pay any commissions to, any broker affiliated with either the Fund, Seligman, or Seligman Advisors.

Brokerage Selection

Seligman selects broker-dealers with the goal of obtaining "best execution". Seligman will consider a full range and quality of a broker-dealer's services, such as price, market familiarity, reliability, integrity, commission rates, execution and settlement capabilities, ability to handle large orders, financial condition, technological infrastructure and operational capabilities, willingness to commit capital and the brokerage and research services provided or made available by the broker-dealer. These brokerage and research services, including supplemental investment research, analysis, and reports concerning issuers, industries, and securities, may be useful to Seligman in connection with its services to clients other than the Fund. The relative weighting given to any of the criteria mentioned above depends on a variety of factors including the nature of the transaction, the market on which a particular trade is being executed and the number of broker-dealers making a market in the security to be traded.

Although sales of investment company shares will not be considered in selecting broker-dealers to effect securities transactions, Seligman offers its investment products primarily through the broker-dealer selling networks and expects that nearly all broker-dealers that effect securities transactions for the investment companies of the Seligman Group of Funds will have a relationship with Seligman or its affiliates to distribute shares of the investment companies or other investment products offered by Seligman. Seligman ranks broker-dealers through an internal voting process which considers the services provided by broker-dealers excluding investment company or product sales by that broker-dealer.

In connection with any agency trades, Seligman determines the reasonableness of the commissions to be paid to a broker-dealer based upon the quality of the brokerage and research services provided, or arranged for, and as a result, may select a broker-dealer whose commission costs may be higher than another would have charged.

Seligman monitors and evaluates the performance and execution capabilities of broker-dealers through which it places orders and periodically reviews its policy with regard to negotiating commissions or mark-ups for the investment companies of the Seligman Group of Funds in light of current market conditions, statistical studies and other available information.

Regular Broker-Dealers

During the year ended December 31, 2007, the Fund acquired securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents. As of December 31, 2007, the Fund held securities of Merrill Lynch & Co. Incorporated, the parent company of Merrill Lynch, Pierce, Fenner & Smith, Incorporated, with an aggregate value of $61,213; held securities of Goldman Sachs Group, with an aggregate value of $1,587,302; held securities of Morgan Stanley, parent company of Morgan Stanley Group, with an aggregate value of $1,695,503; held securities of J.P. Morgan Chase & Co., with an aggregate value of $1,162,857; held securities of Lehman Brothers Holdings, with an aggregate value of $2,435,199; held securities of Bank of America, with an aggregate value of $909,496; held securities of Deutsche Bank Securities, Inc., with an aggregate value of $350,476; and held securities of Wachovia Bank Securities, with an aggregate value of $387,145.

                      Capital Stock and Other Securities

Capital Stock

The Fund is authorized to issue 500,000,000 shares of capital stock, each with a par value of $1.00, divided into six classes, designated Class A common stock, Class B common stock, Class C common stock, Class D common stock, Class I common stock and Class R common stock (Class D shares will be combined with Class C shares at the close of business on May 16, 2008. Accordingly, thereafter there will exist only five classes of shares). Each share of the Fund's Class A, Class B, Class C, Class D, Class I and Class R common stock is equal as to earnings, assets, and voting privileges, except that each class bears its own separate distribution and, potentially, certain other class expenses and has exclusive voting rights with respect to any matter to which a separate vote of any class is required by the 1940 Act or applicable state law. The Fund has adopted a Plan ("Multiclass Plan") pursuant to Rule 18f-3 under the 1940 Act permitting the issuance and sale of multiple classes of common stock. In accordance with the Fund's Articles of Incorporation, the Board of Directors may authorize the creation of additional classes of common stock with such characteristics as are permitted by the Multiclass Plan and Rule 18f-3. The 1940 Act requires that where more than one class exists, each class must be preferred over all other classes in respect of assets specifically allocated to such class. All shares have noncumulative voting rights for the election of directors. Each outstanding share is fully paid and non-assessable, and each is freely transferable. There are no liquidation, conversion, or preemptive rights.

Other Securities

The Fund has no authorized securities other than common stock.

                  Purchase, Redemption, and Pricing of Shares

Purchase of Shares

Class A

Purchase Price. Class A shares may be purchased at a price equal to the next determined net asset value per share, plus an initial sales charge.

Employee and Family Members. Class A shares of the Fund may be issued without a sales charge to present and former directors, trustees, officers, employees (and their respective family members) of the Fund, the other investment companies in the Seligman Group of Funds, and Seligman and its affiliates. Family members are defined to include lineal descendants and lineal ancestors, siblings (and their spouses and children) and any company or organization controlled by any of the foregoing. Such sales may also be made to employee benefit plans and thrift plans for such persons and to any investment advisory, custodial, trust or other fiduciary account managed or advised by Seligman or any affiliate. The sales may be made for investment purposes only, and shares may be resold only to the Fund. Class A shares may be sold at net asset value to these persons since such sales require less sales effort and lower sales related expenses as compared with sales to the general public.

If you are eligible to purchase Class A shares without a sales charge or qualify for volume discounts, you should inform your financial advisor, financial intermediary or SDC of such eligibility and be prepared to provide proof thereof.

Purchases of Class A shares by a "single person" (as defined below under "Persons Entitled to Reductions") may be eligible for the following reductions in initial sales charges:

Discounts and Rights of Accumulation. Reduced sales charges will apply if the sum of (i) the current amount being invested by a "single person" in Class A shares of the Fund and in Class A shares of other Seligman mutual funds (excluding Class A shares of the Seligman Cash Management Fund, Inc.), (ii) the current net asset value of the Class A shares and Class B shares of other Seligman mutual funds already owned by the "single person" other than Seligman Cash Management Fund, Inc. (except as provided in (iii)) and (iii) the current net asset value of Class A shares of Seligman Cash Management Fund, Inc. which were acquired by a "single person" through an exchange of Class A shares of another Seligman mutual fund, exceeds the breakpoint discount thresholds for Class A shares described in the Prospectus (the "Breakpoint Discounts").

The value of the shares contemplated by items (ii) and (iii) above (collectively, the "Prior Owned Shares") will be taken into account only if SDC or the financial intermediary (if you are purchasing through a financial intermediary) is notified that there are holdings eligible for aggregation to meet the applicable Breakpoint Discount thresholds. If you are purchasing shares through a financial intermediary, you should consult with your intermediary to determine what information you will need to provide them in order to receive the Breakpoint Discounts to which you may be entitled. This information may include account records regarding shares eligible for aggregation that are held at any financial intermediary, as well as a social security or tax identification number. You may need to provide this information each time you purchase shares. In addition, certain financial intermediaries may prohibit you from aggregating investments in the Seligman Group if those investments are held in your accounts with a different intermediary or with SDC.

If you are dealing directly with SDC, you should provide SDC with account information for any shares eligible for aggregation. This information includes account records and a social security or tax identification number. You may need to provide this information each time you purchase shares.

Letter of Intent. A letter of intent allows you to purchase Class A shares over a 13-month period with the benefit of the Breakpoint Discounts discussed in the Prospectus, based on the total amount of Class A shares of the Fund that the letter states that you intend to purchase plus the current net asset value of the Prior Owned Shares. Reduced sales charges may be applied to purchases made within a 13-month period starting from the date of receipt from you of a letter of intent. In connection with such arrangement, a portion of the shares you initially purchase will be held in escrow to provide for any sales charges that might result if you fail to purchase the amount of shares contemplated by the letter of intent assuming your purchases would not otherwise be eligible for Breakpoint Discounts. These shares will be released upon completion of the purchases contemplated by the letter of intent. In the event you do not fulfill your obligations and the amount of any outstanding sales charge is greater than the value of the shares in escrow, you will be required to pay the difference. If the amount of the outstanding sales charge is less than the value of the shares in escrow, you will receive any shares remaining in escrow after shares with a value equal to the amount of the outstanding sales charge are redeemed by the transfer agent.

Persons Entitled To Reductions. Reductions in initial sales charges apply to purchases of Class A shares in an account held by a "single person." A "single person" includes an individual; members of a family unit, comprising husband, wife and minor children; or a trustee or other fiduciary purchasing for a single fiduciary account. Employee benefit plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended, organizations tax exempt under
Section 501(c)(3) or (13) of the Internal Revenue Code, and non-qualified employee benefit plans that satisfy uniform criteria are also considered "single persons" for this purpose. The uniform criteria are as follows:

   1. Employees must authorize the employer, if requested by the Fund, to receive in bulk and to distribute to each participant on a timely basis the Fund Prospectus, reports, and other shareholder communications.

   2. Employees participating in a plan will be expected to make regular periodic investments (at least annually). A participant who fails to make such investments may be dropped from the plan by the employer or the Fund 12 months and 30 days after the last regular investment in his account. In such event, the dropped participant would lose the discount on share purchases to which the plan might then be entitled.

   3. The employer must solicit its employees for participation in such an employee benefit plan or authorize and assist an investment dealer in making enrollment solicitations.

Eligible Employee Benefit Plans. The table of sales charges in the Prospectus applies to sales to "eligible employee benefit plans," except that the Fund may sell shares at net asset value to "eligible employee benefit plans" which have at least $2 million in plan assets at the time of investment in the Fund, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination. "Eligible employee benefit plan" means any plan or arrangement, whether or not tax qualified, which provides for the purchase of Fund shares. Sales to eligible employee benefit plans are believed to require limited sales effort and sales-related expenses and therefore, are made at net asset value. However, Section 403(b) plans sponsored by public educational institutions are not eligible for net asset value purchases based on the aggregate investment made by the plan or number of eligible employees.

Sales to eligible employee benefit plans must be made in connection with a payroll deduction system of plan funding or other systems acceptable to SDC, the Fund's shareholder service agent. Contributions or account information for plan participation also should be transmitted to SDC by methods which it accepts. Additional information about "eligible employee benefit plans" is available from financial advisors or Seligman Advisors.

Ascensus (formerly, BISYS) Plans. Plans that (i) own Class B shares of any Seligman mutual fund and (ii) participate in Seligman Growth 401(k) through Ascensus' third-party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

Further Types of Reductions. Class A shares may also be issued without an initial sales charge in the following instances:

(1)to any registered unit investment trust which is the issuer of periodic payment plan certificates, the net proceeds of which are invested in Fund shares;

(2)to separate accounts established and maintained by an insurance company which are exempt from registration under Section 3(c)(11) of the 1940 Act;

(3)to registered representatives and employees (and their spouses and minor children) of any dealer or bank that has a sales agreement with Seligman Advisors;

(4)to financial institution trust departments;

(5)to registered investment advisers exercising discretionary investment authority with respect to the purchase of Fund shares;

(6)to accounts of financial institutions or authorized dealers or investment advisors that charge account management fees, provided Seligman or one of its affiliates has entered into an agreement with respect to such accounts;

(7)pursuant to sponsored arrangements with organizations which make recommendations to, or permit group solicitations of, its employees, members or participants in connection with the purchase of shares of the Fund;

(8)to other investment companies in the Seligman Group in connection with a deferred fee arrangement for outside directors, or pursuant to a "fund of funds" arrangement;

(9)to certain "eligible employee benefit plans" as discussed above;

(10)to those partners and employees of outside counsel to the Fund or its directors or trustees who regularly provide advice and services to the Fund, to other funds managed by Seligman, or to their directors or trustees;

(11)in connection with sales pursuant to a retirement plan alliance program which has a written agreement with Seligman Advisors; and;

(12)to participants in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in
    Section 401(a), 401(k), 403(b), or 457 of the Internal Revenue Code and "rabbi trusts", for which Charles Schwab & Co., Inc. or an affiliate acts as broker-dealer, trustee, or recordkeeper.

CDSC Applicable to Class A Shares. Class A shares purchased without an initial sales charge due to a purchase of $1,000,000 or more, alone or through a volume discount, Right of Accumulation or letter of intent, are subject to a CDSC of 1% on redemptions of such shares within 18 months of purchase. Employee benefit plans eligible for net asset value sales may be subject to a CDSC of 1% for terminations at the plan level only, on redemptions of shares purchased within 18 months prior to plan termination, except that any such plan that is or was a separate account client of Seligman at the time of initial investment in a Seligman mutual fund (or within the prior 30 days) will not be subject to a CDSC on redemption of any shares. Other available reductions will not be subject to a 1% CDSC. The 1% CDSC will be waived on shares that were purchased through Morgan Stanley Dean Witter & Co. by certain Chilean institutional investors (i.e., pension plans, insurance companies, and mutual funds). Upon redemption of such shares within an 18-month period, Morgan Stanley Dean Witter will reimburse Seligman Advisors a pro rata portion of the fee it received from Seligman Advisors at the time of sale of such shares.

See "CDSC Waivers" below for other waivers which may be applicable to Class A shares.

Class B

Class B shares may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class B shares are subject to a CDSC if the shares are redeemed within six years of purchase at rates set forth in the table below, charged as a percentage of the current net asset value or the original purchase price, whichever is less.

                  Years Since Purchase                   CDSC
                  --------------------                   ----
                  Less than 1 year......................  5%
                  1 year or more but less than 2 years..  4%
                  2 years or more but less than 3 years.  3%
                  3 years or more but less than 4 years.  3%
                  4 years or more but less than 5 years.  2%
                  5 years or more but less than 6 years.  1%
                  6 years or more.......................  0%

Approximately eight years after purchase, Class B shares will convert automatically to Class A shares. Shares purchased through reinvestment of dividends and distributions on Class B shares also will convert automatically to Class A shares along with the underlying shares on which they were earned.

Conversion occurs during the month which precedes the eighth anniversary of the purchase date. If Class B shares of the Fund are exchanged for Class B shares of another Seligman mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period of the shares exchanged will be tacked onto the holding period of the shares acquired. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher or longer than the CDSC schedule relating to the new Class B shares. In addition, Class B shares of the Fund acquired by exchange will be subject to the Fund's CDSC schedule if such schedule is higher or longer than the CDSC schedule relating to the Class B shares of the Seligman mutual fund from which the exchange has been made.

Class C

Class C shares may be purchased at a price equal to the next determined net asset value without an initial sales charge. However, Class C shares are subject to a CDSC of 1% if the shares are redeemed within one year of purchase, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class C shares do not convert to Class A shares.

Class D (NOT AVAILABLE AFTER MAY 16, 2008)

Effective at the close of business (4:00 p.m. EST) on May 16, 2008, the Fund's Class D shares will be combined with Class C shares, and Class D shares will no longer be available. Purchase orders for Class D shares to be effective on or after May 9, 2008 through May 16, 2008 may, in the Fund's discretion, be rejected due to operational reasons relating to the combination; if you are considering purchasing Class D shares during such period, you should consider Class C shares instead (consult your financial advisor as necessary).

Any orders for exchange or redemption of the Fund's Class D shares to be effective through May 16, 2008 will continue to be accepted in accordance with the Prospectus. All orders (i.e., purchases, exchanges and redemptions) for Class D shares to be effective after the close of business on May 16, 2008 cannot be processed because no Class D shares will be outstanding or offered. Class D shares are identical in their terms to the Class C shares.

When offered, Class D shares may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class D shares are subject to a CDSC of 1% if the shares are redeemed within one year of purchase, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class D shares do not convert to Class A shares.

Class R

Class R shares may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class R shares are subject to a CDSC of 1% if the shares are redeemed within one year of the plan's initial purchase of Class R shares, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class R shares do not convert to Class A shares.

Systematic Withdrawals. Class B, Class C, Class D and Class R shareholders who reinvest both their dividends and capital gain distributions to purchase additional shares of the Fund, may use the Systematic Withdrawal Plan to withdraw up to 12%, 10%, 10% and 10%, respectively, of the value of their accounts per year without the imposition of a CDSC. Account value is determined as of the date the systematic withdrawals begin.

CDSC Waivers. The CDSC on Class B, Class D and Class R shares (and certain Class A shares, as discussed above) will be waived or reduced in the following instances:

(1)on redemptions following the death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code) of a shareholder or beneficial owner;

(2)in connection with (1) distributions from retirement plans qualified under
   Section 401(a) of the Internal Revenue Code when such redemptions are necessary to make distributions to plan participants (such payments include, but are not limited to, death, disability, loans, retirement, or separation of service), (2) distributions from a custodial account under Section 403(b)(7) of the Internal Revenue Code or an IRA due to death, disability, or minimum distribution requirements after attainment of age 70 1/2 or, for accounts established prior to January 1, 1998, attainment of age 59 1/2, and (3) a tax-free return of an excess contribution to an IRA;

(3)in whole or in part, in connection with shares sold to current and retired Directors of the Fund;

(4)in whole or in part, in connection with shares sold to any state, county, or city or any instrumentality, department, authority, or agency thereof, which is prohibited by applicable investment laws from paying a sales load or commission in connection with the purchase of any registered investment management company;

(5)in whole or in part, in connection with systematic withdrawals;

(6)in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc., or NYLIM Service Company LLC, or retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates;

(7)on incidental redemptions to cover administrative expenses (such expenses include, but are not limited to, trustee fees, wire fees or courier fees) not to exceed $25.00 per occurrence;

(8)on redemptions of shares initially purchased by an eligible employee benefit plan that are not in connection with a plan-level termination; and

(9)on any redemption of Class A shares that are purchased by an eligible employee benefit plan that is a separate account client of Seligman at the time of initial investment (or within the prior 30 days) in a Seligman mutual fund.

If, with respect to a redemption of any Class A, Class B, Class C, Class D or Class R shares sold by a dealer, the CDSC is waived because the redemption qualifies for a waiver as set forth above, the dealer shall remit to Seligman Advisors promptly upon notice, an amount equal to the payment or a portion of the payment made by Seligman Advisors at the time of sale of such shares.

Class I

Class I shares may be purchased at a price equal to the next determined net asset value. Class I shares are not subject to any initial or contingent deferred sales charges or distribution expense. This Class, however, is only offered to certain types of investors. Persons who are eligible to purchase Class I shares of the Fund are described in the Prospectus for the Class I shares. Unlike Class B shares, Class I shares do not convert to Class A shares.

Payment in Securities. In addition to cash, the Fund may accept securities in payment for Fund shares sold at the applicable public offering price (net asset value and, if applicable, any sales charge). Generally, the Fund will only consider accepting securities (l) to increase its holdings in a portfolio security, or (2) if Seligman determines that the offered securities are a suitable investment for the Fund and in a sufficient amount for efficient management. Although no minimum has been established, it is expected that the Fund would not accept securities with a value of less than $100,000 per issue in payment for shares. The Fund may reject in whole or in part offers to pay for Fund shares with securities, may require partial payment in cash for applicable sales charges, and may discontinue accepting securities as payment for Fund shares at any time without notice. The Fund will not accept restricted securities in payment for shares. The Fund will value accepted securities in the manner provided for valuing portfolio securities of the Fund. Any securities accepted by the Fund in payment for the Fund's shares will have an active and substantial market and have a value which is readily ascertainable.

Fund Reorganizations

Class A shares may be issued without an initial sales charge in connection with the acquisition of cash and securities owned by other investment companies. Any CDSC will be waived in connection with the redemption of shares of the Fund if the Fund is combined with another Seligman mutual fund, or in connection with a similar reorganization transaction.

Offering Price

When you buy or sell Fund shares, you do so at the Class's net asset value ("NAV") next calculated after Seligman Advisors accepts your request. However, in some cases, the Fund has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Fund. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to the purchase price for Class A shares.

NAV per share of each class of the Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (normally, 4:00 p.m. Eastern time), on each day that the NYSE is open for business. The NYSE is currently closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. NAV per share for a class is computed by dividing such class's share of the value of the net assets of the Fund (i.e., the value of its assets less liabilities) by the total number of outstanding shares of such class. All expenses of the Fund, including the management fee, are accrued daily and taken into account for the purpose of determining NAV. The NAV of Class B, Class C, Class D and Class R shares will generally be lower than the NAV of Class A shares as a result of the higher 12b-1 fees with respect to such shares, which, in turn, will be lower than the NAV of Class I shares, which have no 12b-1 fees and which may have lower expenses.

Generally, portfolio securities, including open short positions and options written, are valued at the last sales price on the securities exchange or securities market on which such securities primarily are traded. Securities traded on an over-the-counter market are valued at the last sales price on the primary exchange or market on which they are traded. Investments in US Government and Government agency securities, bonds and asset-backed securities traded on an exchange are valued at the last sales price on the primary exchange or market on which they are traded. Fixed-income securities not listed on an exchange or security market are valued by independent pricing services based on bid prices which consider such factors as coupons, maturities, credit ratings, liquidity, specific terms and features, and the US Treasury yield curve or are valued by Seligman based on quotations provided by primary market makers in such securities. Equity securities not listed on an exchange or security market, or equity securities for which there is no last sales price, are valued at the mean of the most recent bid and asked prices or are valued by Seligman based on quotations provided by primary market makers in such securities. If Seligman concludes that the most recently reported (or closing) price of a security held by the Fund is no longer valid or reliable, or such price is otherwise unavailable, Seligman will value the securities based upon its fair value as determined in accordance with procedures approved by the Fund's Board of Directors. In addition, fair value pricing may also be utilized, in accordance with procedures approved by the Board of Directors in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts, and extreme market volatility. Foreign currency exchange rates are also generally determined in accordance with procedures approved by the Fund's Board of Directors. Short-term obligations with 60 days or less remaining to maturity are generally valued at current market quotations or amortized cost if Seligman believes it approximates fair value. Short-term obligations with more than 60 days remaining to maturity will be valued at current market value until the sixtieth day prior to maturity, and will then be valued as described above for short-term obligations maturing in 60 days or less. Premiums received on the sale of call options will be included in the net asset value, and the current market value of the options sold by the Fund will be subtracted from its net asset value.

For purposes of determining the net asset value per share of the Fund, all assets and liabilities initially expressed in foreign currencies will be converted into US dollars on the basis of a pricing service that takes into account the quotes provided by a number of major banks.

Specimen Price Make-Up

Under the current distribution arrangements between the Fund and Seligman Advisors, Class A shares are sold with a maximum initial sales charge of 5.75%, and Class B, Class C, Class D, Class I and Class R shares are sold at NAV/(1)/. (Class D shares will be combined with Class C shares at the close of business on May 16, 2008. Accordingly, thereafter there will exist only five classes of shares). Using each Class's NAV at December 31, 2007, the maximum offering price of the Fund's shares is as follows:

       Class A...................................................
          Net asset value per share.............................. $13.12
          Maximum initial sales charge (5.75% of offering price).   0.80
                                                                  ------
          Offering price to public............................... $13.92
                                                                  ======

       Class B
          Net asset value and offering price per share/(1)/...... $13.05
                                                                  ======

       Class C
          Net asset value and offering price per share/(1)/...... $13.04
                                                                  ======

       Class D/ (2)/
          Net asset value and offering price per share/(1)/...... $13.04
                                                                  ======

       Class I
          Net asset value and offering price per share........... $13.20
                                                                  ======

       Class R
          Net asset value and offering price per share/(1)/...... $13.14
                                                                  ======

--------
(1)Class B shares are subject to a CDSC declining from 5% in the first year after purchase to 0% after six years. Class C shares and Class D shares are subject to a 1% CDSC if you redeem your shares within one year of purchase. Class R shares are subject to a 1% CDSC on shares redeemed within 1 year of a retirement plan's initial purchase.
(2)Class D shares are not offered after the close of business on May 16, 2008.

Redemption in Kind

The procedures for selling Fund shares under ordinary circumstances are set forth in the Prospectuses. In unusual circumstances, payment may be postponed, or the right of redemption postponed for more than seven days, if (i) the orderly liquidation of portfolio securities is prevented by the closing of, or restricted trading on, the NYSE; (ii) during periods of emergency which make the disposal by the Fund of its shares impracticable or its is not reasonably practicable for the Fund to fairly determine the value of its net assets; or
(iii) or such other periods as ordered by the SEC for the protection of the Fund's shareholders. Under these circumstances, redemption proceeds may be made in securities (i.e., a redemption in kind). If payment is made in securities, a shareholder may incur brokerage expenses in converting these securities to cash.

Anti-Money Laundering

As part of the Fund's responsibility for the prevention of money laundering, you may be required by the Fund, Seligman or their respective service providers to provide additional information, including information needed to verify the source of funds used to purchase shares and your identity or the identity of any underlying beneficial owners of your shares. In the event of delay or failure by you to produce any requested information, the Fund or its service providers may refuse to accept a subscription or, to the extent permitted or required by applicable law, cause a complete redemption of your shares from the Fund. The Fund, by written notice to you, may suspend payment to you of any proceeds or distributions if the Fund or its service providers reasonably deem it necessary to do so in order to comply with applicable laws and regulations, including any anti-money laundering laws and regulations applicable to the Fund, Seligman or their respective service providers.

Arrangements Permitting Frequent Trading of Fund Shares

The Fund has no arrangements with any person to permit frequent trading of Fund shares.

                             Taxation of the Fund

The Fund is qualified and intends to continue to qualify for tax treatment as a regulated investment company under Subchapter M of the Internal Revenue Code. For each year so qualified, the Fund will not be subject to federal income taxes on its investment company taxable income and net capital gains, if any, realized during any taxable year, which it distributes to its shareholders, provided that at least 90% of its investment company taxable income (which includes net short-term capital gains) is distributed to shareholders each year.

Qualification does not, of course, involve governmental supervision of management or investment practices or policies. Investors should consult their own counsel for a complete understanding of the requirements the Fund must meet to qualify for such treatment. The information set forth in the Prospectuses and the following discussion relate solely to the US federal income taxes on dividends and distributions by the Fund and assumes that the Fund qualifies as a regulated investment company.

Dividends from net investment income (other than "qualified dividend income") and distributions from the excess of net short-term capital gains over net long-term capital losses are taxable as ordinary income to shareholders, whether received in cash or reinvested in additional shares. For taxable years beginning before January 1, 2011, dividends from qualified dividend income will be taxed at a reduced rate to individuals of generally 15% (5% for individuals in lower tax brackets). Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain foreign corporations (generally foreign corporations incorporated in a possession of the United States or in certain countries with a comprehensive tax treaty with the United States, or the stock of which is readily tradable on an established securities market in the United States). The amount of dividend income that may be designated as "qualified dividend income" by the Fund will generally be limited to the aggregate of the eligible dividends received by the Fund. In addition, the Fund must meet certain holding period requirements with respect to the shares on which the Fund received the eligible dividends, and the non-corporate US shareholder must meet certain holding period requirements with respect to the Fund's shares. To the extent designated as derived from the Fund's dividend income that would be eligible for the dividends received deduction if the Fund were not a regulated investment company, distributions are eligible, subject to certain restrictions, for the 70% dividends received deduction for corporations.

If for any year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders. Such distributions will generally be taxable to the shareholders as qualified dividend income and generally will be eligible for the dividends received deduction in the case of corporate shareholders.

Distributions of net capital gains (i.e., the excess of net long-term capital gains over any net short-term capital losses) are taxable as long-term capital gain, whether received in cash or invested in additional shares, regardless of how long the shares have been held by a shareholder. Non-corporate US shareholders will be subject to federal income tax on distributions of net capital gains at a maximum rate of 15% if designated as derived from the Fund's capital gains from property held for more than one year and recognized in the taxable years beginning before January 1, 2011. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. Such distributions are not eligible for the dividends received deduction allowed to corporate shareholders. Shareholders receiving distributions in the form of additional shares issued by the Fund will generally be treated for federal income tax purposes as having received a distribution in an amount equal to the cash that could have been elected to be received instead of the additional shares.

At December 31, 2007, the Fund had a net capital loss carryforward for federal income tax purposes of $5,084,870, which is available for offset against future taxable net capital gains and which expires in 2010. The amount was determined after adjustments for certain differences between financial reporting and tax purposes, such as wash sale losses. Accordingly, no capital gain distributions are expected to be paid to shareholders of the Fund until net capital gains have been realized in excess of the available capital loss carryforward. There is no assurance that the Fund will be able to utilize all of its capital loss carryforward before it expires. During the year ended December 31, 2007, the Fund utilized $5,201,614 of prior year's capital loss carryforwards to offset current year's net capital gains.

Dividends and capital gains distributions declared in October, November or December, payable to shareholders of record on a specified date in such a month and paid in the following January will be treated as having been paid by the Fund and received by each shareholder in December. Under this rule, therefore, shareholders may be taxed in one year on dividends or distributions actually received in January of the following year.

Any gain or loss realized upon a sale or redemption of shares in the Fund by a shareholder who is not a dealer in securities will generally be treated as a long-term capital gain or loss if the shares have been held for more than one year and otherwise as a short-term capital gain or loss. Long-term capital gain of a non-corporate US shareholder that is recognized in a taxable year beginning before January 1, 2011 is generally taxed at a maximum rate of 15% in respect of shares held for more than one year. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. However, if shares on which a long-term capital gain distribution has been received are subsequently sold or redeemed and such shares have been held for six months or less (after taking into account certain hedging transactions), any loss realized will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution. In addition, no loss will be allowed on the sale or other disposition of shares of the Fund if, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the holder acquires (including shares acquired through dividend reinvestment) securities that are substantially identical to the shares of the Fund.

In determining gain or loss on shares of the Fund that are sold or exchanged within 90 days after acquisition, a shareholder generally will not be permitted to include in the tax basis attributable to such shares the sales charge incurred in acquiring such shares to the extent of any subsequent reduction of the sales charge by reason of the exchange or reinstatement options offered by the Fund. Any sales charge not taken into account in determining the tax basis of shares sold or exchanged within 90 days after acquisition will be added to the shareholder's tax basis in the shares acquired pursuant to the exchange or reinstatement options.

The Fund is subject to a 4% nondeductible excise tax on the under-distribution of amounts required to be paid pursuant to a prescribed formula. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund's ordinary income for the calendar year, at least 98% of its net capital gain income realized during the one-year period ending on October 31 during such year, and all ordinary income and net capital gain income for prior years that was not previously distributed. The Fund intends to make sufficient distributions or deemed distributions of its ordinary income and net capital gain income prior to the end of each calendar year to avoid liability for the excise tax.

Unless a shareholder includes a certified taxpayer identification number (social security number for individuals) on the account application and certifies that the shareholder is not subject to backup withholding, the Fund is required to withhold and remit to the US Treasury Department a portion of distributions and other reportable payments to the shareholder. Shareholders should be aware that, under regulations promulgated by the US Treasury Department, the Fund may be fined on an annual basis for each account for which a certified taxpayer identification number (social security number for individuals) is not provided. In the event that such a fine is imposed, the Fund may charge a service fee equal to such fine that may be deducted from the shareholder's account and offset against any undistributed dividends and capital gain distributions. The Fund also reserves the right to close any account which does not have a certified taxpayer identification number or social security number, as applicable.

Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder") depends on whether the income from the Fund is "effectively connected" with a US trade or business carried on by such shareholder. If the income from the Fund is not effectively connected with a US trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholders generally will be subject to a 30% US withholding tax under existing provisions of the Internal Revenue Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty or law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the US withholding tax.

If the income from the Fund is effectively connected with a US trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, undistributed capital gains credited to such shareholder and any gains realized upon the sale of shares of the Fund will be subject to US federal income tax at the graduated rates applicable to US citizens or domestic corporations, and foreign corporate holders may also be subject to a branch profit tax. In the case of foreign non-corporate shareholders, the Fund may be required to backup withhold US federal income tax on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Fund with proper notification of their foreign status.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes. Transfers by gift of shares of the Fund by an individual foreign shareholder will not be subject to US federal gift tax, but the value of shares of the Fund held by such a shareholder at his death will generally be includible in his gross estate for US federal estate tax purposes, subject to any applicable estate tax treaty.

Shareholders are urged to consult their tax advisors concerning the effect of federal income and state and local taxes in their individual circumstances.

                                 Underwriters

Distribution of Securities

The Fund and Seligman Advisors are parties to a Distributing Agreement dated January 1, 1993 under which Seligman Advisors acts as the exclusive agent for distribution of shares of the Fund. Seligman Advisors accepts orders for the purchase of Fund shares, which are offered continuously. As general distributor of the Fund's capital stock, Seligman Advisors allows reallowances to all dealers on sales of Class A shares, as set forth above under "Dealer Reallowances" and, prior to June 4, 2007, Class C shares. Seligman Advisors retains the balance of sales charges and any CDSCs paid by investors.

Total initial sales charges paid by shareholders of Class A shares and (only through June 3, 2007) Class C shares of the Fund for the years ended
December 31, 2007, 2006 and 2005 amounted to $56,537, $14,564 and $21,851, respectively, of which $7,036, $1,956 and $2,299, respectively, was retained by Seligman Advisors. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares.

Compensation

Seligman Advisors, which is an affiliated person of Seligman, which is an affiliated person of the Fund, received the following commissions (including sales charges after January 1, 2006 that otherwise would have been paid to Seligman Services) and other compensation from the Fund during the year December 31, 2007:

                            Compensation on
    Net Underwriting        Redemptions and
     Discounts and       Repurchases (CDSC on
  Commissions (Class A Class A, Class C, Class D
   and Class C Sales      and Class R Shares      Brokerage       Other
  Charges Retained)(1)       Retained)(2)        Commissions Compensation (3)
  -------------------- ------------------------- ----------- ----------------
        $ 7,014                 $1,862              $-0-         $19,709

--------
(1)Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Accordingly, any net underwriting discounts and commissions in respect of Class C shares retained by Seligman Advisors would relate to purchases prior to June 4, 2007.
(2)Seligman Advisors has sold its rights to collect a substantial portion of the distribution fees paid by the Fund in respect of Class B shares and any CDSC imposed on redemptions of Class B shares to the Purchasers in connection with an arrangement discussed above under "Rule 12b-1 Plan."
(3)During the year ended December 31, 2007, Seligman Advisors received distribution and service fees in respect of Class B, Class C, Class D and Class R shares pursuant to the Fund's Rule 12b-1 Plan. These amounts and the arrangements pursuant to which such compensation is paid are detailed above under the discussion "Rule 12b-1 Plan."

Other Payments

Seligman Advisors pays authorized dealers and investment advisors, from its own resources, a fee on purchases of Class A shares of the Seligman mutual funds (other than Seligman TargetHorizon ETF Portfolios, Inc. (the "TargETFunds") and Seligman Cash Management Fund, Inc. (the "Cash Fund")) of $1,000,000 or more ("NAV sales"), calculated as follows:

                                            Payment to Dealer
                Amount of Purchase        (as a % of NAV sales)
                ------------------        ---------------------
                $1,000,000 - $3,999,999..         1.00%
                $4,000,000 - $24,999,999.         0.50%
                $25,000,000 or more......         0.25%

With respect to purchases of Class A shares of the TargETFunds, Seligman Advisors shall pay authorized dealers and investment advisors 0.25% on NAV sales attributable to such funds. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee once they are exchanged for Class A shares of another Seligman mutual fund. The calculation of the fee will be based on assets held by a "single person," including an individual, members of a family unit comprising husband, wife and minor children purchasing securities for their own account, or a trustee or other fiduciary purchasing for a single fiduciary account or single trust. Purchases made by a trustee or other fiduciary for a fiduciary account may not be aggregated with purchases made on behalf of any other fiduciary or individual account.

Seligman Advisors also pays authorized dealers and investment advisors, from its own resources, a fee on assets of certain investments in Class A shares of the Seligman mutual funds participating in an "eligible employee benefit plan" that are attributable to the particular authorized dealer or investment advisor. The shares eligible for the applicable fee described below are those on which an initial sales charge was not paid because either the participating eligible employee benefit plan has, for accounts opened prior to January 7, 2008, at least (1) $500,000 invested in the Seligman mutual funds or (2) 50 eligible employees to whom such plan is made available or, for accounts opened on or after January 7, 2008, at least $2 million in plan assets at the time of investment in the Fund. The payment schedule, for each calendar year, in respect of the Seligman mutual funds (other than the TargETFunds and the Cash
Fund) is as follows:

                                                    Payment to Dealer
        Amount of Purchase                        (as a % of NAV sales)
        ------------------                        ---------------------
        Sales up to but not including $4,000,000.         1.00%
        $4,000,000 - $24,999,999.................         0.50%
        $25,000,000 or more......................         0.25%

The payment is based on cumulative sales for each plan during a single calendar year, or portion thereof. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee once they are exchanged for Class A shares of another Seligman mutual fund. The payment schedule, for each calendar year, in respect of the TargETFunds is 0.25% of sales. These fees in respect of eligible employee benefit plans and the fees on NAV sales described above are not duplicative (i.e., the fee is paid one time to authorized dealers or investment advisors for each purchase of Class A shares of $1,000,000 or more participating in an eligible employee benefit plan).

With respect to the fees relating to eligible employee benefit plans and NAV sales (each as described above), no fees shall be payable on any assets invested in the Fund by an eligible employee benefit plan that is a separate account client of Seligman at the time of initial investment (or within the prior 30 days) in the Fund.

Seligman and Seligman Advisors may make cash and non-cash payments to banks, broker-dealers, insurance companies, financial planning firms, third party administrators and other financial intermediaries (collectively, "Financial Intermediaries"), subject to Seligman's and Seligman Advisors' respective internal policies and procedures.

Seligman Advisors provides Financial Intermediaries with sales literature and advertising materials relating to the registered investment companies advised by Seligman (the "Seligman Funds"). Seligman Advisors also shares expenses with Financial Intermediaries for costs incurred in hosting seminars for employees and clients of Financial Intermediaries, subject to Seligman Advisors' internal policies and procedures governing payments for such seminars. These seminars may take place at Seligman Advisors' headquarters or other appropriate locations and may include reimbursement of travel expenses (i.e., transportation, lodging and meals) of employees of Financial Intermediaries in connection with training and education seminars. Subject to Seligman Advisors' internal policies and procedures, Seligman Advisors may provide any or all of the following to employees of Financial Intermediaries and their guest(s):
(i) an occasional meal, a sporting event or theater ticket or other comparable entertainment; (ii) gifts of less than $100 per person per year; and/or
(iii) Seligman Advisors' promotional items of nominal value (golf balls, shirts, etc.).

In addition, Financial Intermediaries may have omnibus accounts and similar arrangements with SDC and may be paid by SDC for providing sub-transfer agency and other services. Such expenses paid by SDC are included in the annual operating expenses set forth in the Prospectuses.

Seligman and/or Seligman Advisors have revenue sharing arrangements with certain Financial Intermediaries. Payments to these Financial Intermediaries are usually structured in any of three ways or a combination thereof: (i) as a percentage of gross sales; (ii) as a percentage of net assets attributable to the Financial Intermediary; or (iii) a fixed dollar amount.

The foregoing payments (which may take the form of expense reimbursements) by Seligman, Seligman Advisors and/or SDC may be made for shareholder servicing, promotion of Seligman Funds and other services provided by Seligman, such as advisory services to managed accounts, marketing support and/or access to sales meetings, sales representatives and management representatives of the Financial Intermediaries. These payments are in addition to the 12b-1 fees and sales loads borne by shareholders, as well as the finders' fees and loads paid by Seligman Advisors, as set forth in the Prospectuses or otherwise described above. Such payments may result in, or be necessary for, the inclusion of the Seligman Funds on a sales list, including a preferred or select sales list, in various sales programs. Receipt by Financial Intermediaries of the foregoing payments or services could create an incentive for the Financial Intermediaries to offer a Seligman Fund in lieu of other mutual funds where such payments or services are not provided. Shareholders should consult their Financial Intermediaries for further information.

                        Calculation of Performance Data

The Fund may quote performance data in various ways. All performance information supplied by the Fund in advertising is historical and past performance is not indicative of future investment results. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost.

Performance Calculations

Performance quoted in advertising reflects any change in price per share, assumes the reinvestment of dividends and capital gain distributions, if any, and may or may not include the effect of a Class's maximum initial sales charge and/or CDSC, as applicable. Such performance may be quoted as a percentage or as a dollar amount, may be calculated over any time period and may be presented in a table, graph or similar illustration. Excluding applicable sales charges from a performance calculation produces a higher performance figure than if such sales charges were included in the calculation.

Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $50,000 is 5.75%. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Although for all periods presented the Fund's Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred. Effective at the close of business on May 16, 2008, the Fund will no longer offer Class D shares. For additional information, see the section of the Prospectus "Deciding Which Class of Shares to Buy -- Class C or Class D."

Average annual total returns are calculated by determining the growth or decline in the value of a hypothetical $1,000 investment in the Fund over a stated period, and then calculating the annual rate required for this hypothetical investment to grow to the amount that would have been received upon a redemption at the end of such period (i.e., the average annual compound rate of return). Average annual total returns include any applicable maximum initial sales charge or CDSC.

Cumulative total returns reflect the simple change in the value of a hypothetical investment in the Fund over a stated period. The cumulative total return for each Class of shares of the Fund shown below is calculated by assuming a hypothetical initial investment of $1,000 at the beginning of the period specified; subtracting the maximum initial sales charge for Class A shares; determining the total value of all dividends and distributions that would have been paid during the period on such shares assuming that each dividend or distribution, if any, was reinvested in additional shares at net asset value; calculating the total value of the investment at the end of the period; subtracting the CDSC on Class B, Class C, Class D shares and Class R shares, if applicable; and finally, by dividing the difference between the amount of the hypothetical initial investment at the beginning of the period and its total value at the end of the period by the amount of the hypothetical initial investment. Ten-year returns for Class B shares reflect automatic conversion to Class A shares approximately eight years after their date of purchase.

No adjustments have been made for any income taxes payable by investors on dividends or gain distributions or on the redemption of shares.

Historical Investment Results

For the fiscal year ended December 31, 2007, Seligman, at its discretion, voluntarily reimbursed certain expenses of the Fund's Class I shares. Absent such reimbursement, returns for Class I shares that include this period would have been lower.

Class A

The average annual total returns for the Fund's Class A shares for the one-, five-, and ten-year periods ended December 31, 2007 were (8.02)%, 6.24% and 1.58%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class A shares of the Fund, subtracting the maximum initial sales charge of 5.75% of the public offering price and assuming that all of the dividends and capital gain distributions paid by the Fund's Class A shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one-, five- and ten-year period, the entire amounts were redeemed. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total return for Class A shares of the Fund for the ten-year period ended December 31, 2007 was 16.97%. Thus, a $1,000 investment in Class A shares made on December 31, 1997 had a value on December 31, 2007 of $1,170.

Class B

The average annual total returns for the Fund's Class B shares for the one-, five- and ten-year periods ended December 31, 2007 were (7.79)%, 6.39% and 1.56%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class B shares of the Fund and assuming that all of the dividends and capital gain distributions paid by the Fund's Class B shares, if any, were reinvested over the relevant time periods. The ten-year return reflects automatic conversion to Class A shares approximately eight years after the purchase date. It was then assumed that at the end of the one-, five- and ten-year periods, the entire amounts were redeemed, subtracting the applicable CDSC. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total return for Class B shares of the Fund for the ten-year period ended December 31, 2007 was 16.73%. Thus, a $1,000 investment in Class B shares on December 31, 1997 had a value on December 31, 2007 of $1,167.

Class C

The average annual total returns for the Fund's Class C shares for the one- and five-year periods ended December 31, 2007 and for the period from May 27, 1999 (commencement of offering of Class C shares) through December 31, 2007 were (4.09)%, 6.71% and 0.95%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class C shares of the Fund and assuming that all of the dividends and capital gain distributions paid by the Fund's Class C shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one- and five-year periods and the period since inception, the entire amounts were redeemed, subtracting the 1% CDSC, if applicable. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total return for Class C shares of the Fund from the period
May 27, 1999 (commencement of offering of Class C shares) through December 31, 2007 was 8.45%. Thus, a $1,000 investment in Class C shares made on May 27, 1999 had a value on December 31, 2007 of $1,085.

Class D (Class D shares not available after May 16, 2008)

The average annual total returns for the Fund's Class D shares for the one-, five- and ten-year periods ended December 31, 2007 were (4.09)%, 6.71% and 1.40%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class D shares of the Fund and assuming that all of the dividends and capital gain distributions paid by the Fund's Class D shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one-, five- and ten-year periods, the entire amounts were redeemed, subtracting the 1% CDSC, if applicable. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total return for Class D shares of the Fund for the ten-year period ended December 31, 2007 was 14.95%. Thus, a $1,000 investment in Class D shares made on December 31, 1997 had a value on December 31, 2007 of $1,150.

Class I

The average annual total returns for the Fund's Class I shares for the one-year period ended December 31, 2007 and for the period from April 30, 2003 (commencement of offering of Class I shares) through December 31, 2007 were (2.48)% and 7.38%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class I shares of the Fund and assuming that all of the dividends and capital gain distributions paid by the Fund's Class I shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one-year period and the period since inception, the entire amounts were redeemed. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total return for Class I shares of the Fund for the period April 30, 2003 (commencement of offering of Class I shares) through
December 31, 2007 was 39.48%. Thus, a $1,000 investment in Class I shares of the Fund made on April 30, 2003 had a value on December 31, 2007 of $1,395.

Class R

The average annual total returns for the Fund's Class R shares for the one-year period ended December 31, 2007, and for the period from April 30, 2003 (commencement of offering of Class R shares) through December 31, 2007 were (3.66)% and 7.10%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class R shares of the Fund and assuming that all of the dividends and capital gain distributions paid by the Fund's Class R shares, if any, were reinvested over the relevant time periods. It was then assumed that at the end of the one-year period and the period since inception, the entire amounts were redeemed, subtracting the 1% CDSC, if applicable. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total returns for Class R shares of the Fund for the period April 30, 2003 (commencement of offering of Class R shares) through
December 31, 2007 was 37.78%. Thus, a $1,000 investment in Class R shares of the Fund made on April 30, 2003 had a value on December 31, 2007 of $1,378.

                             Financial Statements

The Fund's Annual Report to shareholders for the year ended December 31, 2007 contains a portfolio of the investments of the Fund as of December 31, 2007, as well as certain other financial information as of this date. The financial statements and notes included in the Annual Report, which includes the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished, without charge, to investors who request copies of this SAI.

                              General Information

Custodian. State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105, serves as custodian of the Fund. It also maintains, under the general supervision of Seligman, the accounting records and determines the net asset value for the Fund.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has been selected as auditors of the Fund. Their address is Two World Financial Center, New York, New York 10281.